Exhibit 10.64

Execution Version

FIRST AMENDMENT

This FIRST AMENDMENT, dated as of November 21, 2018 (this “Amendment”), is entered into by and among Office Depot, Inc., a Delaware corporation (the “Borrower”), Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (in such capacities, the “Agent”), each Lender party hereto, and Goldman Sachs Lending Partners LLC, as the Purchasing Term Lender (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Agent and the lenders from time to time party thereto are party to that certain Credit Agreement, dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, pursuant to and in accordance with Section 9.02 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended as provided in Section 1 of this Amendment to, among other things, lower the Applicable Margin in respect of the Initial Term Loans;

WHEREAS, in connection with this Amendment, the Borrower shall pay the prepayment premium applicable to the Initial Term Loans pursuant to Section 2.12(g) of the Credit Agreement;

WHEREAS, each Lender that executes and delivers a signature page to this Amendment (each, a “Consenting Lender”) in the form attached hereto (each, a “Lender Consent”) by 12:00 p.m. (noon), New York City time, on November 19, 2018 (the “Consent Deadline”) shall have consented to the amendments to the Credit Agreement set forth in this Amendment;

WHEREAS, Goldman Sachs Lending Partners LLC (in such capacity, the “Purchasing Term Lender”) has agreed to purchase at par on the First Amendment Effective Date (as defined below) (i) all Initial Term Loans held by Non-Consenting Lenders (as defined below) in the amount set forth in Schedule I and (ii) all Initial Term Loans held by Consenting Lenders who elect to have all such Initial Term Loans held by such Lender assigned on the First Amendment Effective Date to the Purchasing Term Lender and purchase by assignment from the Purchasing Term Lender Initial Term Loans in a principal amount equal to the principal amount of such assigned Initial Term Loans (or such lesser amount as notified and allocated to such Lender by Goldman Sachs Lending Partners LLC) in the amounts set forth in Schedule II;

WHEREAS, both prior to and after giving effect to the Non-Consenting Lender Assignments (as defined below), the Consenting Lenders shall constitute the Required Lenders, and after giving effect to the Non-Consenting Lender Assignments pursuant to the operation of the proviso set forth in Section 9.04(c)(iii) of the Credit Agreement, the Consenting Lenders shall constitute all of the Lenders;

WHEREAS, in connection with this Amendment, the Borrower may choose, in its discretion and substantially simultaneously with the First Amendment Effective Date, to (i) purchase Initial Term Loans held by certain Lenders and sold to the Purchasing Term Lender in a Permitted Loan Purchase pursuant to Section 9.04(k) of the Credit Agreement and/or (ii) voluntarily prepay Initial Term Loans held by Lenders pursuant to Section 2.11 of the Credit Agreement; and

WHEREAS, Goldman Sachs Lending Partners LLC will act as sole lead arranger and bookrunner (the “Lead Arranger”) in connection with this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.Amendments and Waiver to Credit Agreement.

(a)

The Credit Agreement is, effective as of the First Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)

For purposes of any notice of prepayment delivered in accordance with this Amendment, the Required Lenders hereby waive the three Business Day written notice requirement set forth in Section 2.11(a) of the Credit Agreement.

SECTION 2.Non-Consenting Lenders.

(a)

If any Lender holding Initial Term Loans immediately prior to the First Amendment Effective Date (each such Lender, an “Existing Term Loan Lender”) declines or fails to consent to this Amendment (each, a “Non-Consenting Lender”) by failing to return an executed counterpart to this Amendment to the Agent prior to the Consent Deadline, then pursuant to and in compliance with the terms of Section 2.20(a)(iv) of the Amended Credit Agreement, such Non-Consenting Lender may be replaced and all of its interests, rights and obligations under the Credit Agreement and the related Loan Documents with respect to its Initial Term Loans purchased and assigned to the Purchasing Term Lender.  As of the First Amendment Effective Date, each Non-Consenting Lender will be deemed to have assigned all of its then outstanding Initial Term Loans to the Purchasing Term Lender (the “Non-Consenting Lender Assignments”), pursuant to and in compliance with the terms of Section 2.20(a)(iv) of the Amended Credit Agreement; provided that pursuant to the proviso set forth in Section 9.04(c)(iii) of the Amended Credit Agreement, no Assignment and Assumption shall be required in connection with any such purchase and sale of Initial Term Loans held by any Non-Consenting Lender.  Each Non-Consenting Lender shall be paid in same day funds on the First Amendment Effective Date all accrued and unpaid interest, fees (if any) and other amounts due on its Initial Term Loans to, but not including, the First Amendment Effective Date.  This Amendment shall be deemed to be an assignment by each Non-Consenting Lender of its Initial Term Loans to the Purchasing Term Lender.

(b)

The Purchasing Term Lender hereby (i) agrees to the Amendment and agrees to purchase, at par on the First Amendment Effective Date, all Initial Term Loans held by Non-Consenting Lenders, (ii) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents and the exhibits and schedules thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (iii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement, (iv) appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.
(c)

The Agent hereby (i) consents to this Amendment and consents to the assignment of the then outstanding Initial Term Loans of each Non-Consenting Lender to the Purchasing Term Lender in accordance with Sections 2.20(a)(iv) and 9.04 of the Amended Credit Agreement and (ii) agrees that no assignment fees specified in Section 9.04 of the Amended Credit Agreement shall be required to be paid in connection with such assignment.

(d)

For the avoidance of doubt, all Initial Term Loans outstanding immediately prior to the First Amendment Effective Date shall continue to be outstanding as Initial Term Loans under the Amended Credit Agreement on and after the First Amendment Effective Date, subject to the terms of this Amendment and for the avoidance of doubt the Initial Term Loans shall continue as the same Class of Term Loans for all purposes under the Amended Credit Agreement.

SECTION 3.Conditions of Effectiveness.  This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which the following conditions shall have been satisfied (or waived by the Agent and the Purchasing Term Lender):

(a)

the Agent shall have received (i) counterparts of this Amendment executed by the Borrower, the Agent and the Purchasing Term Lender, (ii) from each of the Consenting Lenders that, collectively, constitute the Required Lenders before giving effect to the Non-Consenting Lender Assignments, a duly executed Lender Consent and (iii) after giving effect to the Non-Consenting Lender Assignments and the operation of the proviso set forth in Section 9.04(c)(iii) of the Credit Agreement, a Lender Consent duly executed by the Purchasing Term Lender and the other Consenting Lenders constituting all Lenders;

(b)

to the extent requested by the Agent, the Agent and the Purchasing Term Lender shall have received (i) a certificate of each Loan Party, dated the First Amendment Effective Date and executed by its Secretary, Assistant Secretary or director, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment (and any agreements relating thereto) to which it is a party (or provide a representation that those prior resolutions delivered to the Agent on the Closing Date have not been modified, rescinded or amended and are in full force and effect on the First Amendment Effective Date), (B) identify by name and title and bear the signatures of the other officers of such Loan Party authorized to sign the Amendment (and any agreements relating thereto) to which it is a party (or provide a representation that those officers are the same as those whose signature and incumbency certificates were delivered to the Agent on the Closing Date) and (C) either (1) contain appropriate attachments, including the certificate or articles of incorporation or organization of each such Loan Party (and in the case of any such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party), and a true and correct copy of its by-laws, memorandum and articles of incorporation or operating, management, partnership or equivalent agreement to the extent applicable, in each case, certified as of a recent date or (2)  include a written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Agent prior to the First Amendment Effective Date pursuant to the Loan Documents remain in full force and effect on the First Amendment Effective Date without modification or amendment since such original delivery and (ii) a certificate of good standing, status or compliance, as applicable, for each Loan Party from its jurisdiction of incorporation (to the extent such concept is relevant as applicable in such jurisdiction);

(c)

the Agent and the Purchasing Term Lender shall have received a certificate from a Responsible Officer of the Borrower dated the First Amendment Effective Date certifying that (a) the representations and warranties of each Loan Party set forth in Section 4 of this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date before and after giving effect to this Amendment; provided that, to the extent that such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date (excluding the representation set forth in Section 3.13(a) of the Credit Agreement which shall be true and correct in all material respects as of the First Amendment Effective Date after giving effect to this Amendment); provided further that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects on the First Amendment Effective Date or on such earlier date, as the case may be after giving effect to any such qualification as to materiality or “Material Adverse Effect” and (b) no Default or Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to this Amendment;

(d)

the Agent (or its counsel) shall have received a favorable written opinion of (i) Kramer Levin Naftalis & Frankel LLP, New York counsel for the Borrower covering, among other items, the enforceability of the Amendment and (ii) in-house counsel for the Borrower covering, among other items, the due authorization, execution and delivery of the Amendment, in each case (A) dated the First Amendment Effective Date, (B) addressed to the Agent, the Purchasing Term Lender and the Consenting Lenders and (C) in form and substance reasonably satisfactory to the Agent and covering such customary matters under the laws of the respective jurisdiction in which such counsel is admitted to practice relating to the Amendment and the transactions contemplated hereby, as the Agent shall reasonably request;

(e)

the Agent shall have received a customary certificate from a Financial Officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis on the First Amendment Effective Date after giving effect to the Amendment, are solvent (within the meaning of Section 3.13(a) of the Credit Agreement);

(f)

all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Purchasing Term Lender) of the Purchasing Term Lender and the Agent incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the First Amendment Effective Date shall have been paid;

(g)the Agent and the Purchasing Term Lender shall have received at least three (3) Business Days prior to the First Amendment Effective Date (x) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act and (y) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a Beneficial Ownership Certification (as defined in Exhibit A hereto) in relation to the Borrower, in each case, that has been reasonably requested at least five (5) Business Days in advance of the First Amendment Effective Date;

(h)the prepayment premium of 1% of the principal amount of the Initial Term Loans outstanding immediately prior to the effectiveness of this Amendment on the First Amendment Effective Date shall have been paid to the Agent for the benefit of the Lenders (which shall be allocated among the Consenting Lenders, Non-Consenting Lenders and those Lenders holding Initial Term Loans that the Borrower may choose to voluntarily prepay on the First Amendment Effective Date in respect of the Borrower’s obligations under this Amendment and Section 2.12(g) of the Credit Agreement, as applicable and, for the avoidance of doubt, in each case without duplication);

(i)the Agent shall have received evidence satisfactory to it that, substantially concurrently with the effectiveness of this Amendment on the First Amendment Effective Date, all accrued and unpaid interest on all Initial Term Loans outstanding immediately prior to the First Amendment Effective Date to, but not including, the First Amendment Effective Date shall have been paid to the Agent for the benefit of the Lenders; and

(j)the fees previously agreed to be paid by the Borrower on the First Amendment Effective Date to the Lead Arranger shall have been paid.

SECTION 4.	Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants to the Agent, the Purchasing Term Lender and the other Lenders that:

(a)This Amendment has been duly authorized, executed and delivered by each Loan Party hereto and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against it in accordance with its terms, subject to Insolvency Laws, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s organizational powers, has been duly authorized by all necessary organizational and, if necessary, stockholder action of such Loan Party, and does not and will not (w) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents, (x) violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (y) violate or result in a default under any material indenture, agreement or other material instrument binding upon any Loan Party or any of its Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (z) result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Permitted Lien or Liens created pursuant to the Loan Documents; except, in the case of each of clauses (w) or (x) above, to the extent the lack of such consent, approval, registration, filing or action, or the occurrence of such violation or default, would not reasonably be expected to have a Material Adverse Effect;

(c)The representations and warranties of the Borrower and each other Loan Party contained in Article III of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date hereof provided that, to the extent that such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date (excluding the representation set forth in Section 3.13(a) of the Credit Agreement which shall be true and correct in all material respects as of the First Amendment Effective Date after giving effect to this Amendment); provided further that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects on the First Amendment Effective Date or on such earlier date, as the case may be after giving effect to any such qualification as to materiality or “Material Adverse Effect”; and

(d)No Default or Event of Default exists on the date hereof immediately before or immediately after giving effect to this Amendment.

SECTION 5.	Effect on Loan Documents. On and after the First Amendment Effective Date, (i) this Amendment shall constitute a “Loan Document” and (ii) the Purchasing Term Lender shall constitute a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 6.Consent and Affirmation of the Loan Guarantors.  Each of the Loan Guarantors, in its capacity as a guarantor under Article X of the Credit Agreement and a Grantor under the Security Agreement and as a party to each other Loan Document to which it is a party, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the First Amendment Effective Date, except that, on and after the First Amendment Effective Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and (ii) affirms and confirms its guarantee of the Obligations and the prior pledge and/or prior grant of a security interest in the Collateral to secure the Obligations and, after giving effect to this Amendment, all of the Collateral described in the Loan Documents does, and shall continue to, secure the payment and performance in full of all of the Obligations, including the Initial Term Loans and the obligations related thereto.

SECTION 7.Affirmation of the Borrower. The Borrower hereby (i) agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the First Amendment Effective Date, except that, on and after the First Amendment Effective Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and (ii) affirms and confirms its prior pledge and/or prior grant of a security interest in the Collateral to secure the Obligations and, after giving effect to this Amendment, all of the Collateral described in the Loan Documents does, and shall continue to, secure the payment and performance in full of all of the Obligations, including the Initial Term Loans and the obligations related thereto.

SECTION 8.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.  For the avoidance of doubt, each Consenting Lender hereby waives any break funding payment that it would be entitled to receive pursuant to Section 2.15 of the Credit Agreement as an existing Lender as a result of this Amendment.

SECTION 9.Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.  If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

SECTION 10.Execution in Counterparts.  This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 11.Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 12.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 13.

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

SECTION 14.Certain Tax Matters. After the First Amendment Effective Date, the parties will continue to treat all Initial Term Loans as one fungible tranche for U.S. federal income tax purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

OFFICE DEPOT, INC.

By:
Name:
Title:

[Office Depot – Signature Page to First Amendment]

COMPLETE OFFICE OF WISCONSIN, INC.

COMPLETE OFFICE OF CALIFORNIA, INC.

COMPLETE OFFICE, LLC

GARVEY’S OFFICE PRODUCTS, INC.

REGENCY OFFICE PRODUCTS, LLC

REGENCY FRANCHISE GROUP, LLC

POP PINNACLE OFFICE PRODUCTS, LLC

CHICAGO REGENCY, LLC

REGENCY OFFICE PRODUCTS OF MISSOURI, LLC

PERIMETER OFFICE PRODUCTS, INC.

COMPUCOM SYSTEMS FEDERAL, INC.

By:
	Name:	Joseph T. Lower
	Title:	Vice President

[Office Depot – Signature Page to First Amendment]

LINCOLN MERGER SUB TWO, LLC

BIZMART, INC.

BIZMART (TEXAS), INC.

EDEPOT, LLC

MAPLEBY HOLDINGS MERGER CORPORATION

OFFICEMAX CORP.

OFFICEMAX INCORPORATED

OFFICEMAX NORTH AMERICA, INC.

OFFICEMAX SOUTHERN COMPANY

OMX, INC.

PICABO HOLDINGS, INC.

OD INTERNATIONAL, INC.

OFFICE DEPOT FOREIGN HOLDINGS GP, LLC

OFFICE DEPOT FOREIGN HOLDINGS LP, LLC

THE OFFICE CLUB, INC.

VIKING OFFICE PRODUCTS, INC.

4SURE.COM, INC.

SOLUTIONS4SURE.COM, INC.

MINIDOKA PAPER COMPANY

CLEARPATH HOLDINGS, LLC

COMPUCOM FINANCE, INC.

COMPUCOM INTERMEDIATE HOLDINGS INC.

COMPUCOM PUERTO RICO, LLC

COMPUCOM SUPER HOLDINGS LLC

COMPUCOM SYSTEMS HOLDING LLC

CSI FUNDING INC.

COMPUCOM SYSTEMS, INC.

SANDIA OFFICE SUPPLY, INC.

ADMIRAL EXPRESS, LLC

MIDWAY OFFICE SUPPLY, LLC

SOS INVESTMENTS, LLC

COS BUSINESS PRODUCTS & INTERIORS, INC.

By:
Name:	Richard Leland
Title:	Vice President

[Office Depot – Signature Page to First Amendment]

CLEARPATH OPERATIONS, LLC

By:
Name:
Title:

[Office Depot – Signature Page to First Amendment]

EXTENSYS, INC.
By:
Name:
Title:

[Office Depot – Signature Page to First Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC,
as Agent

By:
Name:
Title:

GOLDMAN SACHS LENDING PARTNERS LLC,
as Purchasing Term Lender

By:
Name:
Title:

[Office Depot – Signature Page to First Amendment]

CONSENT TO FIRST AMENDMENT

CONSENT (this “Consent”) TO FIRST AMENDMENT (the “Amendment”) to the Credit Agreement, dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Office Depot, Inc., a Delaware corporation (the “Borrower”), and the Lenders or other financial institutions or entities from time to time party thereto and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (in such capacities, the “Agent”). Unless otherwise defined herein, terms defined in the Amendment or Credit Agreement and used herein shall have the meanings given to them in the Amendment or Credit Agreement, as applicable.

Check the first or second box below

☐	Consent: The undersigned Lender (including the Purchasing Lender) hereby irrevocably and unconditionally approves of and consents to the Amendment.
☐

Consent and Post-Close Settle of Initial Term Loans:

The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and elects to have all Initial Term Loans held by such Lender assigned on the First Amendment Effective Date to the Purchasing Term Lender (and pursuant to and in compliance with Section 2.20(a)(iv) and the proviso set forth in Section 9.04(c)(iii) of the Credit Agreement is hereby deemed to have assigned its Initial Term Loans to the Purchasing Term Lender) and purchase by assignment from the Purchasing Term Lender Initial Term Loans in a principal amount equal to the principal amount of such assigned Initial Term Loans (or such lesser amount as notified and allocated to such Lender by Goldman Sachs Lending Partners LLC).

Name of Lender: ____________________________________________________
by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Schedule I

Purchasing Term Lender	Amount of Non-Consenting Lender Assignments
Goldman Sachs Lending Partners LLC	$0

Schedule II

Consenting Lenders	Amount of Post-Closing Settlements
BRIGADE OPPORTUNISTIC CREDIT LBG FUND LTD.	$ 5,334,686.14
BATTALION CLO VIII LTD.	$ 1,333,671.53
BATTALION CLO IX LTD.	$ 1,333,671.53
BATTALION CLO VII LTD.	$ 40,361.11
BATTALION CLO X LTD.	$ 1,066,937.23
BATTALION CLO XI LTD.	$ 1,733,773.00
BATTALION CLO XII LTD.	$ 2,133,874.46
CANYON VALUE REALIZATION MASTER FUND, L.P. (THE)	$ 17,281,048.91
CANYON VALUE REALIZATION FUND, LP	$ 4,637,842.76
CANYON BLUE CREDIT INVESTMENT FUND L.P.	$ 2,320,588.47
CANYON VALUE REALIZATION MAC 18 LTD.	$ 266,734.31
CANYON BALANCED MASTER FUND, LTD.	$ 6,618,344.99
CANYON-GRF MASTER FUND II, L.P.	$ 976,914.40
EP CANYON LTD.	$ 540,136.97
CANYON-ASP FUND, L.P.	$ 4,611,169.33
CANYON-SL VALUE FUND, L.P.	$ 1,423,694.36
VENTURE XXII CLO, LIMITED	$ 833,544.71
VENTURE 31 CLO, LIMITED	$ 1,833,798.36
TELOS COF I, LLC	$ 1,553,727.34
TOTAL	$ 55,874,519.92

Exhibit A

MARKED VERSION REFLECTING CHANGES

PURSUANT TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

dated as of

November 8, 2017,

as amended by the First Amendment to the Credit Agreement, dated as of November 21, 2018 among

OFFICE DEPOT, INC.,
as Borrower,

The Other Loan Parties Party Hereto,

The Lenders Party Hereto

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent and Collateral Agent,

GOLDMAN SACHS LENDING PARTNERS LLC, JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agents,
___________________________________________
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
FIFTH THIRD BANK, US BANK NATIONAL ASSOCIATION,
and
SUNTRUST ROBINSON HUMPHREY, INC.
as Co-Managers,
___________________________________________

GOLDMAN SACHS LENDING PARTNERS LLC
as First Amendment Lead Arranger and Bookrunner

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-ii-

-iii-

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 3.06	–	Disclosed Matters
Schedule 4.03	–	Post Closing Matters

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Joinder Agreement
Exhibit G	–	Form of Perfection Certificate
Exhibit H-1	–	Form of Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2	–	Form of Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3	–	Form of Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4	–	Form of Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

-iv-

CREDIT AGREEMENT dated as of November 8, 2017 (as it may be amended or modified from time to time, this “Agreement”), among Office Depot, Inc., the other Loan Parties from time to time party hereto, the Lenders party hereto, GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent and Collateral Agent, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as Syndication Agents and Credit Suisse AG, Cayman Islands Branch, Fifth Third Bank, US Bank National Association, And SunTrust Robinson Humphrey, Inc. as Co-Managers.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the ABL Credit Agreement, together with any other ABL Representative (as defined in the Intercreditor Agreement or any other intercreditor agreement entered into by the Administrative Agent as contemplated under this Agreement) that becomes party to the Intercreditor Agreement upon the refinancing or replacement of the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of May 13, 2016 (as amended prior to the date hereof), among the Borrower, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, in each case, as permitted by this Agreement, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.

“ABL Debt” means indebtedness outstanding under the ABL Credit Agreement on the date of this Agreement or incurred from time to time after the date of this Agreement under the ABL Credit Agreement or any other Credit Facilities which are incurred pursuant to Section 6.01 in accordance with the terms of this Agreement.

“ABL Debt Cap” means, as of any date of determination, the amount set forth in Section 6.01(b)(i).

“ABL Obligations” has the meaning assigned thereto in the Intercreditor Agreement.

“ABL Priority Collateral” has the meaning assigned thereto in the Intercreditor Agreement.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means any acquisition by the Company or any Restricted Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) the Statutory Reserve Rate.

“Administrative Agent” means Goldman Sachs Lending Partners LLC, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agency Fee Letter” means that certain Agency Fee Letter, dated as of the date hereof, by and among the Borrower and the Administrative Agent.

“Agents” means, individually and collectively, the Administrative Agent, the Collateral Agent and the Syndication Agents.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a LIBO Rate floor or Alternate Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4‑year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All‑In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness; provided further that, with respect to any Loans of an applicable Class that includes a LIBO Rate floor or Alternate Base Rate floor, (1) to the extent that the reference rate on the date that the All‑In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Margin for such Loans of such Class for the purpose of calculating the All‑In Yield and (2) to the extent that the reference rate on the date that the All‑In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All‑In Yield.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% and (d) 2.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended, and the rules and regulations thereunder.

“Applicable Margin” means for any day (a) with respect to any Eurodollar Loan, 5.25% per annum and (b) with respect to any ABR Loan, 4.25% per annum.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Sale” means:

(1)

the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale and Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a “disposition”) or

(2)

the issuance or sale of Capital Stock (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary of the Company) (whether in a single transaction or a series of related transactions), in each case other than:

(a)

a disposition of (i) Cash Equivalents or Investment Grade Securities or (ii) used, obsolete, worn out, damaged, surplus or fully depreciated property or equipment, including any liquidation of surplus inventory;

(b)	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Section 6.03;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described in Section 6.09;
(d)

any disposition of property or assets or issuance or sale of Capital Stock of any Restricted Subsidiary, which property or assets or Capital Stock so disposed or issued have an individual Fair Market Value of less than $20,000,000;

(e)	any disposition of property or assets by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;
(f)	sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;
(g)	sales or leases of inventory, equipment, accounts receivable or other current assets in the ordinary course of business;
(h)	an issuance or sale of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of the Company;
(i)	any disposition deemed to occur with creating or granting a Lien not otherwise prohibited by this Agreement;
(j)	the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim;
(k)	any issuance of employee stock options or stock awards pursuant to benefit plans of the Company or any of its Restricted Subsidiaries;
(l)

a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(m)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(n)

the grant in the ordinary course of business of any license of patents, trademarks, registrations, therefor and other similar Intellectual Property, or the license, leasing or subleasing of other property in the ordinary course of business;

(o)

any sale, transfer or other disposition of an Investment in a joint venture to the extent required by or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture and similar agreements;

(p)	the unwinding of any Swap Agreement entered into for non-speculative purposes or any obligations thereunder;
(q)

the lapse or abandonment of any registrations or application for registration of any patents, trademarks, copyrights and other Intellectual Property rights, in the reasonable business judgement of the Company, not necessary in the conduct of the business of the Company and its Restricted Subsidiaries;

(r)	any involuntary condemnation, seizure or taking by exercise of the power of eminent domain or otherwise, or confiscation or requisition or use of such property;
(s)	the disposition of any Foreign Joint Venture;
(t)	[reserved];
(u)	the disposition of the Company’s Australia and New Zealand business, in whole or in part (any such transaction described in this clause (u), a “AUS/NZ Transaction”);
(v)

any disposition in connection with any Permitted Foreign Restricted Subsidiary Factoring Facility or any other disposition of accounts receivable and related assets in connection with any other factoring or similar arrangements entered into by Foreign Subsidiaries on arm’s-length terms; and

(w)	any Permitted Equipment Financing Contract Sale or any Permitted Bundled Contract Sale.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Services Agreement” means an agreement to provide each and any of the following Bank Services:  (a) commercial credit cards, merchant card, purchase or debit cards, (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), (d) any demand deposit, payroll, trust or operating account relationships, commercial credit cards, or (e) and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Banking Services Provider” means any Person that, at the time it enters into a Bank Services Agreement (or with respect to any Bank Services Agreement existing on the Closing Date, on the Closing Date), is the Administrative Agent, the Collateral Agent or a Lender or an Affiliate of the Administrative Agent, the Collateral Agent or a Lender, in its capacity as a party to such Bank Services Agreement; provided that, notwithstanding anything to the contrary herein or in any other Loan Document, no person shall be a Banking Services Provider for any purpose hereof until written notice is given to the Administrative Agent by the Borrower that the applicable Bank Services Agreement of such Person shall, from and after the date of such notice, constitute a Secured Bank Services Agreement.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq, as amended from time to time.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and, in any event, substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

“Bookrunners” means, individually or collectively, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners hereunder. With respect to the First Amendment, Goldman Sachs Lending Partners LLC shall be the sole lead arranger and bookrunner.

“Borrower” means the Company.

“Borrowing” means Term Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, as of any date, an amount equal to:

(a)

90% of the face amount of all accounts receivable, including credit card receivables owned by the Company and its Restricted Subsidiaries (excluding accounts receivable and related assets sold, conveyed or otherwise transferred to a Receivables Subsidiary in connection with a Qualified Receivables Financing); plus

(b)	90% of the inventory, including letters of credit relating to inventory owned by the Company and its Restricted Subsidiaries.

in each case calculated on a consolidated basis and in accordance with GAAP, and in each case, as reflected on the most recent balance sheet for the most recent fiscal quarter (or if available, the most recent month) preceding such date and after giving effect on a pro forma basis to any asset sales or other dispositions or acquisitions, as the case may be, in the manner described under “Fixed Charge Coverage Ratio” below.

“Borrowing Request” means a request by the Borrower for a Borrowing of Term Loans in accordance with Section 2.03.

“Breakage Event” shall have the meaning assigned to such term in Section 2.15.

“Bundled Contract Collection Account” means any deposit account (as such term is defined in the UCC) of the Company or any of its Subsidiaries maintained solely to collect the payment of bundled contract receivables of which the equipment portion of such receivables have been sold in a Permitted Bundled Contract Sale.

“Bundled Services Agreement” means an agreement between a Loan Party or any of its Subsidiaries and a customer thereof that provides for both the lease of computer hardware and other related equipment by such Loan Party or Subsidiary to such customer and the provision of services by such Loan Party or Subsidiary to such customer related to such leased computer hardware and equipment, in each case entered into by such Loan Party or Subsidiary in the ordinary course of business.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York and, if such day relates to any Eurodollar Loan, shall mean any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries as shown in the statement of cash flows prepared in accordance with GAAP.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be classified and accounted for as capital leases on a balance sheet prepared in accordance with GAAP, provided that obligations of Borrower or the Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Borrower and the Restricted Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of Borrower as capital lease obligations and were subsequently characterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Borrower and the Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Cash Equivalents” means:

(1)

U.S. Dollars, pounds sterling, euros, Canadian dollars, Mexican pesos, the national currency of any member state in the European Union or such other local currencies held by Borrower or a Restricted Subsidiary from time to time in the ordinary course of business;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)

certificates of deposit, time deposits, money market deposits, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million;

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition;

(5)

commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) of this definition;
(7)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P in each case with final maturities not exceeding two years from the date of acquisition;

(8)	Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, in each case with maturities not exceeding two years from the date of acquisition;
(9)	in the case of any Foreign Subsidiary:

(a)direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof;

(b)investments of the type and maturity described in clauses (1) through (8) of this definition of foreign obligors, which investments or obligors, or the direct or indirect parents of such obligors, have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

(c)investments of the type and maturity described in clauses (1) through (8) of this definition of foreign obligors, or the direct or indirect parents of such obligors, which investments or obligors, or the direct or indirect parents of such obligors, are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors, or the direct or indirect parent of such obligors; and

(10)	money market funds that comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company, (ii) appointed by directors so nominated nor (iii) approved by the board of directors of the Company as director candidates prior to their election; or (c) any “change in control” or similar event shall occur under any Material Indebtedness for borrowed money.

“Change in Law” means (a) the adoption of any law, rule, regulation, treaty, practice or concession after the date of this Agreement, (b) any change in any law, rule or regulation, treaty, practice or concession or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, (d) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted, issued or implemented or (e) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Commitments in respect of Initial Term Loans, Commitments in respect of any Class of Incremental Loans or Initial Term Loan Increases, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans or Incremental Loans, in each case not designated part of another existing Class.  Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes.  Commitments (and, in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing Date” means the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Agent (on behalf of the Credit Parties) pursuant to the Collateral Documents in order to secure the Secured Obligations, but in any case excluding any Excluded Assets (as defined in the Security Agreement).

“Collateral Agent” means Goldman Sachs Lending Partners LLC and its successors in such capacity.

“Collateral Document” means, individually and collectively, the Security Agreement and each other security agreement, pledge agreement and other document granting (or purporting to grant) a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commitment” means, with respect to each Lender, individually and collectively, the Term Loan Commitment and, unless the context shall otherwise require, the Incremental Loan Commitment of such Lender.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Office Depot, Inc., a Delaware corporation.

“Company Plan” has the meaning assigned to such term in Section 5.07(b).

“Competitor Debt Fund Affiliate” means, with respect to any Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Institution) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the relevant Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Competitor or its Affiliates, or the management, control or operation thereof, (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to the Borrower and/or any entity that forms part of any of their respective businesses (including any of their respective Subsidiaries).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“CompuCom Acquisition” means the acquisition by the Borrower, directly or indirectly, of all of the outstanding equity interests of THL Portfolio Holdings Corp., the parent of CompuCom Systems, Inc., pursuant to the Agreement and Plan of Merger dated as of October 3, 2017 by and among THL Portfolio Holdings Corp., Thomas H. Lee Equity Fund VII, L.P., Lincoln Merger Sub One, Inc., Lincoln Merger Sub Two, LLC, and the Borrower.

“CompuCom Refinancing” means the repayment, refinancing, or discharge of (i) the 7.000% Senior Notes due 2021 issued pursuant to that certain indenture, dated as of May 9, 2013, among Compiler Finance Sub Inc., as issuer, and Wilmington Trust, National Association, as trustee and (ii) that certain Term Loan Agreement, dated as of May 9, 2013, among, inter alias, CompuCom Systems, Inc., CompuCom Systems Holding Corp., the lenders party thereto and Citibank, N.A., as administrative agent.

“Consolidated Depreciation and Amortization Expense” means with respect to the Company for any period, the total amount of depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect the Company for any period, the sum, without duplication, of: (a) consolidated interest expense of the Company and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capital Lease Obligations (but not, for the avoidance of doubt, any obligations on leases that would be Capital Lease Obligations but for the proviso in the definition thereof), and net payments and receipts (if any) pursuant to interest rate Swap Agreements and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus (b) consolidated capitalized interest of the Company and its Restricted Subsidiaries for such period, whether paid or accrued; plus (c) commissions, discounts, yield and other fees and charges incurred in connection with any Receivables Financing which are payable to Persons other than the Company and its Restricted Subsidiaries; minus (d) interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)

the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary thereof in respect of such period;

(2)

solely for the purpose of determining the amount available for Restricted Payments under clause (iv)(3)(A) of Section 6.09(a), the Net Income for such period of any Restricted Subsidiary (other any Loan Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived;

(3)	the cumulative effect of a change in accounting principles shall be excluded;
(4)

any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition or Indebtedness permitted to be Incurred under this Agreement (in each case, whether or not successful), or relating to the Transactions, in each case, shall be excluded;

(5)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors of the Company) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded; and
(7)	the income (or deficit) of any Person accrued prior to the date it becomes a subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries shall be excluded.

“Consolidated Taxes” means provision for taxes based on income or profits, or similar taxes, including, without limitation, income, franchise and similar taxes taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)to advance or supply funds:

(a)for the purchase or payment of any such primary obligation; or

(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Credit Agreement), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.

“Credit Parties” means the Administrative Agent, the Collateral Agent, each Lender, each Banking Services Provider and each Secured Swap Provider.

“Current Assets” means, at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and the Restricted Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower and the Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding revolving loans and swingline loans under the ABL Credit Agreement.

“Declined Proceeds” shall have the meaning assigned thereto in Section 2.12.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06.

“Disposition” means (x) any Asset Sale or (y) any Involuntary Disposition.

“Disqualified Institution” means (a) (i) any Person identified in writing to the Bookrunners on or prior to October 12, 2017, (ii) any Affiliate of any Person described in clauses (a)(i) above that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified from time to time in a written notice to the Administrative Agent; (b) (i) any Person that is a competitor of the Borrower and/or any of its Subsidiaries (each such Person, a “Competitor”) (other than a Competitor Debt Fund Affiliate), in each case, that is identified from time to time in a written notice to the Administrative Agent, (ii) any Affiliate of any Person described in clause (b)(i) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (b)(i) and/or (b)(ii) above that is identified from time to time in a written notice to the Administrative Agent (it being understood and agreed that no Competitor Debt Fund Affiliate of any Competitor may be designated as a Disqualified Institution pursuant to this clause (iii)).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,
(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or
(3)

is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the Maturity Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a Change in Control or an Asset Sale will not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant issuer with the covenant described in Section 6.09.

“Dollar Equivalent” means with respect to any amount at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, and (b) if such amount is expressed in a currency other than dollars, the amount of dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date of determination.

“dollars” or “$” means the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof, of the District of Columbia.

“EBITDA”  means, for any period, Consolidated Net Income for such period plus without duplication and (except with respect to clause (f)) to the extent deducted in determining Consolidated Net Income for such period, (a) Consolidated Taxes; plus (b) Consolidated Interest Expense; plus (c) Consolidated Depreciation and Amortization Expense; plus (d) any other non-cash items (including, without limitation, equity based compensation expense and excluding any items outside of the normal course of business which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, or an accrual of, or cash reserve for, anticipated cash charges in a future period); plus (e) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of intercompany mergers and integrations, facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus (f) the amount of net cost savings, operating improvements or synergies projected by Borrower in good faith to be realized within 18 months following any operational changes, business realignment projects or initiatives, restructurings or reorganizations which have been or are intended to be initiated (other than those operational changes, business realignment projects or initiatives, restructurings or reorganizations entered into in connection with any pro forma event), net of the amount of actual benefits realized during such period from such actions; provided that the amount added to EBITDA pursuant to this subclause (f) in any period shall not exceed 20% of EBITDA (such percentage to be calculated prior to giving effect to such add-back), provided further that, for the fiscal quarters of the Company ended on 9/24/16, 12/31/16, 4/1/17 and 7/1/17, EBITDA shall be deemed, for all purposes of this Agreement and any other Loan Document, to be $232.0 million, $176.0 million, $210.0 million and $132.0 million, respectively.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, presence, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or (b) any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period referred to in Section 4043(c) of ERISA is waived); (b) any failure of any Plan to satisfy the “minimum funding standard” applicable to such Plan (as such term is defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure of any Loan Party or ERISA Affiliate to make any required contribution to any Multiemployer Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or with respect to any Plan, the imposition of any Lien in favor of the PBGC or such Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); (g) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; or (h) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2018)

(a) the sum, without duplication, of:

(i) Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges, expenses or losses to the extent deducted in arriving at such Net Income,

(iii) reductions to working capital of the Borrower and the Restricted Subsidiaries for such period (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such period) and

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Net Income, minus (b) the sum, without duplication, of:

(ii)an amount equal to the amount of all non-cash gains, credits or income included in arriving at such Net Income,

(iii) (A) Capital Expenditures made in cash during such period, and (B) the aggregate consideration paid in cash during such period in respect of Acquisitions, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or condemnation proceeds,

(iv)repayments of Indebtedness (other than the Loans (except for scheduled amortization) and any Indebtedness in respect of any revolving credit facility unless there is an equivalent permanent reduction in commitments thereunder) made in cash by the Borrower and the Restricted Subsidiaries during such period, but only to the extent that the Indebtedness so repaid by its terms cannot be reborrowed or redrawn and such repayments do not occur in connection with a refinancing of all or any portion of such Indebtedness,

(v)additions to noncash working capital for such period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such period),

(vi)an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Net Income,

(vii)the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) and not financed with the proceeds of Indebtedness to the extent that such expenditures are not expensed during such period, and

(viii)the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Net Income for such period.

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower commencing closest to January 1, 2018.

“Excluded Subsidiary” means each of:

(a) any Unrestricted Subsidiary;

(b) any Foreign Subsidiary;

(c) any FSHCO;

(d) any Immaterial Subsidiary;

(e) any Subsidiary which is not a Wholly Owned Subsidiary;

(f) any Subsidiary that is prohibited from guaranteeing the Obligations hereunder by any requirement of law or that would require consent, approval, license or authorization of a governmental authority to guarantee the Obligations hereunder (unless such consent, approval, license or authorization has been received);

(g) any Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Obligations hereunder on the Closing Date or at the time of acquisition of such Subsidiary (to the extent not incurred in contemplation of the acquisition of such Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect);

(h) any Receivables Subsidiary;

(i) any Subsidiary that is a captive insurance company; and

(j) any not-for profit Subsidiary.

provided  that, notwithstanding the foregoing, any Subsidiary which is not (i) a Foreign Subsidiary or (ii) a FSHCO, and which is a borrower under the ABL Credit Agreement or that guarantees the ABL Debt, will not be an Excluded Subsidiary for so long as such Excluded Subsidiary is a borrower under the ABL Credit Agreement or guarantees the ABL Debt, provided, however, that upon such Subsidiary ceasing to guarantee the ABL Debt, such Subsidiary shall automatically become an Excluded Subsidiary. For the avoidance of doubt, the Borrower shall not constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor (other than the Borrower), (a) any Swap Obligation in respect of a Swap if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, the Collateral Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) with respect to a Lender, U.S. federal withholding Tax imposed by a Requirement of Law in effect at the time such Lender becomes a party hereto (other than pursuant to an assignment under Section 2.20(b)) or designates a new lending office, except in each case to the extent that, pursuant to Section 2.19(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it designated a new lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.19(e), or (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements (and any related legislation, rules, or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Amendment” means that certain First Amendment to this Agreement, dated as of November 21, 2018, among the Borrower, the Agent, the Lenders party thereto and the Purchasing Term Lender.

“First Amendment Effective Date” means November 21, 2018.

“Fixed Charges” means, with respect to the Company for any period, the sum of (a) Consolidated Interest Expense, plus (b) all cash dividends (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary, plus (c) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any Disqualified Stock, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal quarter of the Company for the most-recently ended Test Period, of (a) EBITDA of the Company and its Restricted Subsidiaries to (b) Fixed Charges, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.  In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that the Company or any of its Restricted Subsidiaries has both determined to make and made after the Closing Date and during the four-

quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations, including, for the avoidance of doubt, the Transactions (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition (and any other instance where the pro forma criteria in this definition is referenced), whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  Any such pro forma calculation may include material adjustments appropriate, in the reasonable good faith determination of the Company, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event within 18 months (or, in the case of the Transactions, within 24 months), provided that EBITDA, as calculated for purposes of this definition, shall not be increased by more than (x) 20% on account of such anticipated operating expense reductions and other operating anticipated improvements or anticipated synergies attributable to the Transactions and (y) up to an additional 20% on account of such anticipated operating expense reductions and other operating anticipated improvements or anticipated synergies attributable to other pro forma events, in each case with such percentage to be calculated prior to giving effect to such adjustment.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term in excess of twelve months).  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Flood Insurance Laws” means collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Loan Party or any Restricted Subsidiary.

“Foreign Joint Venture” means any joint venture with Persons not organized under the laws the United States of America, or any state thereof, or the District of Columbia.

“Foreign Lender” means any Lender that, is not a “U.S. person.”

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Loan Party or any Restricted Subsidiary.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Restricted Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by any Loan Party or any Restricted Subsidiary, or the imposition on any Loan Party or any Restricted Subsidiary of, any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary organized under the laws of any jurisdiction other than a jurisdiction within the United States.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns no material assets other than (i) equity interests in one or more Foreign Subsidiaries that are CFCs or (ii) equity interests in one or more Domestic Subsidiaries described in clause (i).

“GAAP” means generally accepted accounting principles in the United States.

“Goldman Sachs” means Goldman Sachs Lending Partners LLC.

“Governmental Authority” means the government of the United States or any political subdivision thereof, whether state, provisional, territorial, local or otherwise; and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guaranteed Parties” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Headquarters” means the Company’s headquarters located at 6600 North Military Trail
Boca Raton, FL 33496, and any ancillary properties thereof or related thereto.

“Headquarters Transaction” means any sale, transfer, lease, sale and leaseback, sublease, or disposition of (i) the Headquarters or (ii) any Capital Stock in a Subsidiary whose sole assets are the Headquarters and other assets incidental thereto, in each case in whole or in part.

“Immaterial Subsidiary” means, at any date, any Restricted Subsidiary of the Company that, together with its consolidated Restricted Subsidiaries, (i) does not, as of the most recently ended Test Period, have assets with a value in excess of 2.5% of the consolidated total assets of the Company and its consolidated Restricted Subsidiaries and (ii) did not, during the most recently ended Test Period, have revenues exceeding 2.5% of the total revenues of the Company and its consolidated Restricted Subsidiaries; provided that, the aggregate assets or revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 5.0% of consolidated assets or consolidated revenues, respectively, of the Company and its consolidated Restricted Subsidiaries, collectively, at any time.

“Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by any Loan Party in respect of one or more series of notes (issued in a public offering, Rule 144A or other private placement or bridge financing in lieu of the foregoing), loans or other Indebtedness that, in each case, will be (A) secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans, (B) secured by the Collateral on a junior basis to the Liens securing the Initial Term Loans or (C) unsecured, and that are issued or made in lieu of Incremental Loan Commitments; provided that:

(a)	the aggregate principal amount of all Incremental Equivalent Debt shall not exceed the Incremental Loan Amount at the time of incurrence;
(b)

such Incremental Equivalent Debt (a) shall not mature earlier than the date that is 91 days after the Maturity Date and (b) shall have a Weighted Average Life to Maturity not shorter than 91 days after the remaining Weighted Average Life to Maturity of the Initial Term Loans (which, for purposes hereof, shall be calculated as though no prepayments which reduce amortization on the Initial Term Loans have been made) on the date of incurrence of such Incremental Equivalent Debt;

(c)

with respect to any Incremental Equivalent Debt consisting of term loans, incurred by a Loan Party secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans, the All‑In Yield applicable to such Incremental Equivalent Debt shall not be greater than the applicable All‑In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans, plus 50 basis points per annum unless the Applicable Margin (together with, as provided in the proviso below, the LIBO Rate or Alternate Base Rate floor) with respect to the Initial Term Loans is increased so as to cause the then applicable All‑In Yield under this Agreement on the Initial Term Loans to equal the All‑In Yield then applicable to such Incremental Equivalent Debt, minus 50 basis points per annum; provided that any increase in All‑In Yield on the Initial Term Loans due to the application of a LIBO Rate or Alternate Base Rate floor on any Incremental Equivalent Debt shall be effected solely through an increase in (or implementation of, as applicable) the LIBO Rate or Alternate Base Rate floor applicable to such Initial Term Loans

(d)

the terms of any such Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) shall be, when taken as a whole, consistent with market terms available to the Borrower, as reasonably determined by the Borrower;

(e)	such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party;
(f)	such Incremental Equivalent Debt shall not be secured by any Lien on any asset of the Borrower or any Restricted Subsidiary other than any asset constituting Collateral;
(g)

unless such Incremental Equivalent Debt is unsecured, such Incremental Equivalent Debt shall be subject to the Intercreditor Agreement and other intercreditor arrangements reasonably acceptable to the Administrative Agent (and the Lenders hereby authorize and direct the Administrative Agent to, without further consent or authorization by the Lenders, upon the Borrower’s request, amend or  revise the Intercreditor Agreement, or enter into any other intercreditor arrangements, or make revisions in connection with the foregoing to the Loan Documents, in order to permit the incurrence of Incremental Equivalent Debt and the incurrence of Liens thereon as contemplated by this definition); and

(h)

such Incremental Equivalent Debt shall not require any mandatory prepayments unless such mandatory prepayments are required to be applied ratably to the Initial Term Loans, any Incremental Loans and Incremental Equivalent Debt, in each case, secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans.

“Incremental Lender” means a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.

“Incremental Loan Amount” means, at any time, the excess, if any, of (a) the amount, if any, which would not cause the Senior Secured Leverage Ratio to exceed 1.50:1.00 after giving pro forma effect to the incurrence of such Indebtedness, the application of the proceeds thereof, and any other transactions permitted hereunder that are to occur in connection therewith, minus (b) the aggregate amount of all Incremental Loan Commitments and Incremental Equivalent Debt established prior to such time, and of all Refinancing Indebtedness incurred in respect of the foregoing; provided that for purposes of calculating the Senior Secured Leverage Ratio under this definition at the time of incurrence of any Incremental Loans or Incremental Equivalent Debt, such Incremental Loans or Incremental Equivalent Debt shall be deemed to be secured.

“Incremental Loan Assumption Agreement” means an Incremental Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Lenders.

“Incremental Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.23, to make Incremental Loans to the Borrower.

“Incremental Loan Maturity Date” means the final maturity date of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.

“Incremental Loan Repayment Dates” means the dates scheduled for the repayment of principal of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.

“Incremental Loans” means Loans made by one or more Lenders to the Borrower pursuant to Section 2.23.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.  The term “Incurrence” shall have correlative meaning.

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP),

(d) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed, provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such property at such date of determination, and (b) the amount of such Indebtedness of such other Person,

(e) all Guarantees by such Person of Indebtedness of others,

(f) all Capital Lease Obligations of such Person,

(g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty for Indebtedness,

(h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and

(i) the principal component or liquidation preference with respect to the redemption, repayment or other repurchase Disqualified Stock.

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations not in respect of Indebtedness for borrowed money or (2) Obligations under or in respect of Qualified Receivables Financing. For the avoidance of doubt, any obligation of a Person to pay or fund any retirement, benefit or pension fund obligations or contributions or similar claims, obligations or contributions will not be considered Indebtedness.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party hereunder or any other Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” means:

(a) any Disqualified Institution,

(b) a natural person,

(c) a Defaulting Lender or its Parent, or

(d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make Initial Term Loans hereunder as set forth on Schedule 1.01(a) opposite such Lender’s name, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Term Loan Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Initial Term Loans” means term loans made by the Lenders to the Borrower on the Closing Date pursuant to Section 2.01 and each such Lender’s Initial Term Loan Commitment.

“Insolvency Laws” means each of the Bankruptcy Code and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” means, individually and collectively, trademarks, service marks, tradenames, copyrights, patents, trade secrets, industrial designs, internet domain names and other intellectual property, including any applications and registrations pertaining thereto and with respect to trademarks, service marks and tradenames, the goodwill of the business symbolized thereby and connected with the use thereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Administrative Agent and Collateral Agent, as collateral agent on behalf of the Credit Parties, JPMorgan Chase Bank, N.A., as collateral agent for the ABL Credit Parties (as defined therein)

and each of the Loan Parties party thereto, as amended, modified, supplemented, or replaced from time to time.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day following the last day of each calendar quarter and the Maturity Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” means, with respect to any Person, funds of such Person and its Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Capital Stock of such Person, (y) proceeds of the incurrence of Indebtedness (other than the incurrence of loans any revolving credit facility) by such Person or any of its Restricted Subsidiaries or (z) proceeds of Dispositions or of any other sales or dispositions outside the ordinary course of business.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans, Guarantees of Indebtedness, advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, payroll, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or equivalent) by S&P or an equivalent rating by another Rating Agency.

“Investment Grade Securities” means:

(1)securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)investments in any fund that invests exclusively in investments of the type described in clause (1), which fund may also hold immaterial amounts of cash pending investment and/or distribution,

(3)corresponding instruments in countries other than the United States customarily utilized for high quality investments, and

(4)debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances owing to the Company and its Subsidiaries.

“Involuntary Disposition” means any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, other than to the extent that any sale or transfer of the applicable property would not constitute an “Asset Sale”.

“Joinder Agreement” has the meaning assigned to such term in Section 5.14.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments with respect to such Loans or Commitments at such date of determination, including, for the avoidance of doubt, the latest maturity date of any Incremental Loans, Incremental Loan Commitments or Refinancing Loans, in each case, as extended from time to time in accordance with this Agreement.

“Lenders” means each financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender” or, pursuant to an Incremental Loan Assumption Agreement or Refinancing Amendment, becomes a Lender, or (b) from time to time becomes a party hereto by execution of an Assignment and Assumption (including the Purchasing Term Lender).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters (the “Screen Rate”); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by JPMorgan Chase Bank at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease (or a lease that would constitute a Capital Lease Obligation but for the proviso in the definition thereof) be deemed to constitute a Lien.

“Limited Condition Acquisition” means  any acquisition, including by way of merger, amalgamation or consolidation, by one or more of Borrower and its Restricted Subsidiaries of any Person

or any business or line of business or division of any Person, not prohibited by this Agreement, that the Borrower elects by notice to the Administrative Agent to treat as a “Limited Condition Acquisition.”

“Liquidity” means, as of any date of determination, an amount determined for the Borrower and its Restricted Subsidiaries on a consolidated basis equal to the sum of (i) Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of such date plus (ii) an amount equal to (a) commitments of lenders in respect of the ABL Credit Agreement minus (b) the sum of (I) the aggregate principal amount of all outstanding revolving loans under the ABL Credit Agreement, (II) the maximum amount which is, or at any time thereafter may become, available for drawing under all letters of credit then outstanding under the ABL Credit Agreement and (III) the aggregate amount of all drawings under letters of credit honored by any letter of credit issuing bank under the ABL Credit Agreement and not previously reimbursed by or on behalf of the Borrower or any of its Subsidiaries.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, the Collateral Documents, the Intercreditor Agreement, the Loan Guaranty, the Agency Fee Letter, the First Amendment and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, the Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means any Subsidiary of Borrower that guarantees the Obligations hereunder by executing this Agreement or a Joinder Agreement in the form of Exhibit D attached hereto; provided that (i) upon the release or discharge of such Person from its Loan Guaranty in accordance with this Agreement, such Person shall cease to be a Loan Guarantor and (ii) notwithstanding anything to the contrary in any Loan Document, in no event shall any Foreign Subsidiary or FSHCO be a Loan Guarantor.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means the Borrower and each Loan Guarantor.

“Loans” means the Initial Term Loans and, unless the context shall otherwise require, any Incremental Loans and Refinancing Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Loan Parties, taken as a whole, (b) the ability of the Borrower or the other Loan Parties, taken as a whole, to perform their payment obligations, when due, under the Loan Documents to which they are a party, or (c) the rights and remedies available to the Administrative Agent, the Collateral Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Material Indebtedness, the “obligations” of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such

Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the date five years after the date of this Agreement.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold in such Disposition by a Lien permitted hereunder which, to the extent the Administrative Agent has a Lien on such asset, is senior to the Administrative Agent’s Lien on such asset and which is required to be repaid with such proceeds (excluding any such Indebtedness assumed by the purchaser of such asset); provided, that (i) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Cash Proceeds in any fiscal year of the Borrower until the aggregate amount of all such net cash proceeds otherwise constituting Net Cash Proceeds pursuant to the foregoing clause (a) in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds) and (ii) cash proceeds from the sale or other disposition of any ABL Priority Collateral (including any indirect sale or other disposition occurring by reason of the indirect sale or other disposition of the person that holds such ABL Priority Collateral) shall not constitute Net Cash Proceeds to the extent that such cash proceeds are being applied in payment of any obligations under the ABL Credit Agreement (or any credit facility or facilities which amend, restate, refinance, replace, increase or otherwise modify the ABL Credit Agreement); and

(b) with respect to any issuance or incurrence of Indebtedness or Capital Stock (other than Capital Stock issued to directors, officers or employees of the Borrower or its Subsidiaries), the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses, reimbursements, indemnities and damages, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement, the Loan Guarantee, the other Loan Documents or otherwise in connection with the Loans and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“Other Connection Taxes” means, with respect to the Administrative Agent, the Collateral Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sale or assignment of an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced, any Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04.

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Bundled Contract Sale” means the sale by any Loan Party or its Subsidiaries of both equipment and the receivables generated by the lease of such equipment under a Bundled Services Agreement so long as (i) such sale is made in the ordinary course of business, (ii) such Loan Party or Subsidiary receives cash proceeds from such sale in an aggregate amount equal to or exceeding the sum of the present value of (A) the estimated residual value of such equipment at the end of the term of such Bundled Services Agreement and (B) such receivables (other than the portion of receivables attributable to services to be provided by a Loan Party or its Subsidiaries, which may be paid (directly or indirectly) to a Loan Party or its Subsidiaries as and when collected from the applicable payor), in each case discounted at a rate equal to or less than the implicit rate of interest under such Bundled Services Agreement and (iii) the service related receivables generated under such Bundled Services Agreement are required to be (A)

paid directly to such Loan Party or Subsidiary by the customer, (B) deposited by the customer into a Bundled Contract Collection Account and disbursed to such Loan Party or Subsidiary in a reasonably prompt manner or as otherwise provided in the agreements governing such Bundled Contract Collection Account permitted hereunder, or (C) paid directly to the purchaser of the equipment and receivables (or other entity designated thereby).

“Permitted Equipment Financing Contract Sale” shall mean the sale by a Loan Party or its Subsidiaries of both equipment and the receivables generated by the lease of such equipment or a loan secured by such equipment so long as (i) such sale is made in the ordinary course of business, (ii) such Loan Party or Subsidiary receives cash proceeds from such sale in an aggregate amount equal to or exceeding the sum of the present value of (A) the estimated residual value of such equipment at the end of the term of such lease agreement (if such sale relates to leased equipment) and (B) such receivables (other than the portion of receivables attributable to services to be provided by a Loan Party or its Subsidiaries, which may be paid (directly or indirectly) to a Loan Party or its Subsidiaries as and when collected from the payor), in each case discounted at a rate equal to or less than the implicit rate of interest under such lease agreement or loan agreement.

“Permitted Foreign Restricted Subsidiary Factoring Facility” means any and all agreements or facilities entered into by any Foreign Restricted Subsidiary that is not a Loan Party for the purpose of factoring, selling, transferring or disposing of its account receivables for cash consideration.

“Permitted Investments” means:

(1)

any Investment in the Company or in a Restricted Subsidiary of the Company; provided, that any such Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to this clause (1) and clause (3) of this definition shall not exceed $50,000,000 in the aggregate at any time outstanding;

(2)	any Investment in cash, Cash Equivalents or Investment Grade Securities;
(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)such Person becomes a Restricted Subsidiary of the Company; or

(b)such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

provided, that any such Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to this clause (3) and clause (1) of this definition shall not exceed $50,000,000 in the aggregate at any time outstanding;

(4)

any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 6.05 or any other disposition of assets not constituting an Asset Sale;

(5)

any Investment (including, for the avoidance of doubt, any Investment of CompuCom Systems, Inc. or its subsidiaries) existing on the Closing Date or made pursuant to a binding commitment existing on the Closing Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part thereof; provided, that such amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing does not increase the aggregate principal amount thereof;

(6)	advances to employees not in excess of $10,000,000 outstanding at any one time in the aggregate;
(7)	any Investment acquired by the Company or any of its Restricted Subsidiaries in satisfaction of judgments, settlements of debt or compromises of obligations;
(8)

any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9)	Swap Obligations permitted under Section 6.01(b)(ix);
(10)

loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses, commission and payroll advances and other similar expenses or advances, in each case Incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Capital Stock of the Company or any direct or indirect parent entity thereof;

(11)

Investments the payment for which consists of Capital Stock of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Capital Stock will not increase the amount available for Restricted Payments under Section 6.09(a)(iv)(3);

(12)

any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 6.10(b) (except transactions described in clauses (i)(A), (ii) and (v) of such Section);

(13)	Guarantees issued in accordance with the covenant described in Section 6.01;
(14)

Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;

(15)

Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(16)	the purchase of Capital Stock in the Clearpath joint venture not otherwise owned by the Company or any Restricted Subsidiary;
(17)	Investments in prepaid expenses and lease, utility and workers’ compensation performance and other similar deposits;

(18)

any Investment in a joint venture or any Restricted Subsidiary which is not a Loan Party, which (a) which is made in a joint venture existing on the Closing Date to the extent contemplated by the organizational documents of such joint venture as in existence on the Closing Date or otherwise committed or otherwise required to be paid on the Closing Date or (b) which is otherwise, when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not greater than $25,000,000;

(19)	any Investment in any Restricted Subsidiary or joint venture in connection with cash management arrangements or related activities in the ordinary course of business;
(20)	Investments consisting of intercompany Indebtedness between the Company and the Loan Guarantors or between Loan Guarantors and permitted by the covenant described in Section 6.01;
(21)

any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(22)

additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, not to exceed $50,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(23)	[reserved];
(24)

any (x) Guarantee of Indebtedness of a Timber Subsidiary and (y) any other Investment in the Timber Subsidiaries, in each case, made on or after October 1, 2019 to finance or support the repayment, refinancing, redemption or repurchase of the Timber Notes in whole or in part, provided that any such Guarantee or Investment pursuant to this subclause (24) shall cease to be outstanding by February 15, 2020; and

(25)	any Investments in the entity disclosed to the Administrative Agent prior to the Closing Date in an amount not to exceed $8,000,000 outstanding at any time.

“Permitted Liens” means:

(1)

Liens on ABL Priority Collateral securing (a) the ABL Credit Agreement or other Credit Facilities in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the ABL Debt Cap, and (b) all other ABL Obligations, which liens may be prior to the Liens securing the Obligations (and the Lenders hereby authorize and direct the Administrative Agent or Collateral Agent to, without further consent or authorization by the Lenders, amend or revise the Intercreditor Agreement, or enter into any other intercreditor arrangements, or make revisions in connection with the foregoing to the Loan Documents, in order to permit the incurrence of such Liens on such basis);

(2)	Liens on assets of Foreign Restricted Subsidiaries that would constitute ABL Priority Collateral if owned by the Company or any Loan Guarantor;
(3)

Liens on Term Loan Priority Collateral securing (a) the ABL Credit Agreement or other Credit Facilities in an aggregate principal amount (as of the date of incurrence of the Credit Facilities and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit or bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Debt Cap, and (b) all other ABL Obligations, which Liens are made junior to the Obligations pursuant to the terms of the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new intercreditor agreement substantially similar to the Intercreditor Agreement, as in effect on the Closing Date, and in a form reasonably acceptable to each of the parties thereto) (and the Lenders hereby authorize and direct the Administrative Agent or Collateral Agent to, without further consent or authorization by the Lenders, amend or revise the Intercreditor Agreement, or enter into any other intercreditor arrangements, or make revisions in connection with the foregoing to the Loan Documents, in order to permit the incurrence of such Liens on such basis);

(4)

Liens securing obligations under any Incremental Equivalent Debt permitted hereunder and any Refinancing Indebtedness in respect thereof (and the Lenders hereby authorize and direct the Administrative Agent to, without further consent or authorization by the Lenders, amend or revise the Intercreditor Agreement, or enter into any other intercreditor arrangements, or make revisions in connection with the foregoing to the Loan Documents, in order to permit the incurrence of such Liens with the priority permitted hereunder;

(5)	Liens securing the Secured Obligations pursuant to the Collateral Documents;
(6)	Liens in favor of the Company or any Restricted Subsidiary;
(7)

Liens on property, assets or shares of Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such merger, acquisition, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated, combined or amalgamated with the Company or the Restricted Subsidiary;

(8)

Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(9)

Liens existing on the Closing Date (including, for the avoidance of doubt, any Lien on the assets of CompuCom Systems, Inc. or its subsidiaries), other than liens to secure (x) the Loans or (y) Obligations under the ABL Credit Agreement outstanding on the Closing Date;

(10)

Liens to secure any Refinancing Indebtedness permitted to be incurred under this Agreement (other than ABL Debt or Incremental Equivalent Debt); provided that (a) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced),, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11)

Liens to secure Indebtedness (including Capital Lease Obligations) permitted by the provision described in Section 6.01(b)(xiv); provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 270 days of such acquisition, construction or improvement;

(12)

Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;

(13)

Liens to secure the performance of tenders, completion guarantees, statutory obligations, judgments, bids, contracts, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature incurred in the ordinary course of business;

(14)

Liens for Taxes or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

(15)

Liens imposed by law, such as carriers’ warehousemen’s, landlords’, mechanics’, suppliers’, materialmen’s and repairmen’s Liens, environmental Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case not yet overdue for more than a period of 30 days, or in the case of any of the foregoing Liens that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, that any reserve or other appropriate provision to the extent required under GAAP has been made therefor and in the case of the Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien; provided further, that if no action has been taken by such third party to enforce its Lien, such Lien shall be permitted if incurred in the ordinary course of business;

(16)

with respect to any real property, licenses, entitlements, servitudes, declarations,encumbrances, easements, encroachments, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, minor imperfections or defects of title, minor survey defects, or other similar restrictions on the use of any real property, including, without limitation, restrictions arising out of zoning, land use, subdivision, development,air rights, water rights, fire and building law, rules and regulations, that were not incurred in connection with Indebtedness and do not, in the aggregate, materially interfere with the use of any real  property in the operation of the business as presently conducted of the Company or any of its Restricted Subsidiaries;

(17)	leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not,

in the aggregate, materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
(18)

with respect to any license, leasehold interest or occupancy agreement where the Company or any Restricted Subsidiary of the Company is a licensee, lessee, tenant, subtenant or other occupant, the terms and conditions of such license, leasehold interest or occupancy agreement and all mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a licensor, landlord or sublandlord of such licensed or leased real property or other real property subject to an occupancy agreement encumbering such licensor’s, landlord’s or sublandlord’s interest in such licensed, or leased real property or other real property subject to an occupancy agreement;

(19)

Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and consignments entered into by the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(20)

Liens of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;

(21)

Liens securing judgments for the payment of money not constituting an Event of Default under paragraph (k) of Article VII, so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(22)	deposits made in the ordinary course of business to secure liability to insurance carriers;
(23)

Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24)

any encumbrance, pledge or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under this Agreement;

(25)

any extension, renewal or replacement, in whole or in part of any Lien described in clauses (7), (8), (9) and (11) of this definition of “Permitted Liens”; provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(26)	Liens on cash or Cash Equivalents securing Swap Obligations in existence on the Closing Date, or permitted to be incurred under, this Agreement;
(27)

Liens on accounts receivable, chattel paper and other related assets of a Receivables Subsidiary incurred in connection with Indebtedness Incurred by such Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any

Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);
(28)

Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business and consistent with past practice, including, without limitation, the licensing of any Intellectual Property that the Company or any of its Restricted Subsidiaries determine to no longer utilize;

(29)	Liens granted in connection with a Permitted Foreign Restricted Subsidiary Factoring Facility;
(30)	Liens in favor of a credit card processor arising in the ordinary course of business under any processor agreement;
(31)

Liens other than any of the foregoing incurred by the Company or any Restricted Subsidiary of the Company on assets or property that are not Collateral and with respect to Indebtedness or other Obligations that do not constitute Indebtedness and that do not, in the aggregate, exceed $200,000,000 at any one time outstanding;

(32)	Liens to secure Indebtedness permitted by the provision described in clause (xx) of Section 6.01(b);
(33)	back-to-back letter of credit arrangements entered into to support letters of credit of CompuCom and its subsidiaries existing on the Closing Date;
(34)	any Liens on assets of non-Loan Parties securing obligations of non-Loan Parties, which obligations are not prohibited hereunder;
(35)

Liens on assets of the Timber Subsidiaries or the Capital Stock thereof securing Timber Notes Refinancing Indebtedness; provided that any such Liens shall not attach prior to October 1, 2019 and all such Liens shall be released or cease to exist prior to February 15, 2020;

(36)

Liens arising in connection with any Headquarters Transaction, including any Sale and Leaseback Transaction relating thereto, or any Capital Lease Obligations arising from the lease of the Headquarters; and

(37)

Liens securing Indebtedness permitted to be incurred pursuant to clause (xv) of Section 6.01(b), or other non-Indebtedness obligations arising in connection with a Permitted Bundled Contract Sale or Permitted Equipment Financing Contract Sale, to the extent such Liens extend only to the assets subject of such Permitted Bundled Contract Sale or Permitted Equipment Financing Contract Sale and any related Bundled Contract Collection Account or similar collection account.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to

be) an “employer” as defined in Section 3(5) of ERISA, except for any Multiemployer Plan, Foreign Plan or Foreign Benefit Arrangement.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Preferred Stock” means any Capital Stock with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Prime Rate” shall mean the rate of interest per annum quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to the Borrower and its Subsidiaries that is not Public-Side Information.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means information that is either (x) of a type that would be made publicly available if the Borrower or any of its Subsidiaries were issuing securities pursuant to a public offering or (y) not material non-public information (for purposes of United States federal, state or other applicable securities laws).

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Purchasing Term Lender” has the meaning set forth in the First Amendment.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:  (a) a Responsible Officer of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary, (b) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.  The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure ABL Obligations shall not be deemed a Qualified Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Swap Obligations entered into by the Company or any such Restricted Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Restricted Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by a Responsible Officer of the Company (as provided below) as a Receivables Subsidiary and:  (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and (c) to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by a Responsible Officer of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of a Responsible Officer of the Company giving effect to such designation and certificate of a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.24(c).

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.24(a).

“Refinancing Lender” means a Lender with an outstanding Refinancing Loan.

“Refinancing Loan Repayment Dates” means the dates scheduled for the repayment of principal of any Refinancing Loan, as set forth in the applicable Refinancing Amendment.

“Refinancing Loans” shall have the meaning assigned to such term in Section 2.24(a).  For the avoidance of doubt, the Initial Term Loans are not Refinancing Loans.

“Register” has the meaning assigned to such term in Section 9.04.

“Rejection Notice” shall have the meaning assigned thereto in Section 2.12.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Loans and Commitments representing more than 50% of the sum of all Loans and Commitments outstanding at such time (other than Loans and Commitments held by Defaulting Lenders).

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, official administrative pronouncement, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, chief financial officer, vice president of tax, controller, treasurer or assistant treasurer of a Loan Party or, with the consent of the Administrative Agent, any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning assigned to such term in Section 6.09(a).

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“Retained Excess Cash Flow Amount” means, as of any date, an amount, determined on a cumulative basis, equal to the aggregate cumulative sum of the Retained Portion of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“Retained Portion of Excess Cash Flow” means, the portion of Excess Cash Flow for the immediately preceding Excess Cash Flow Period that has not been, or is not required to be, applied to prepay Loans pursuant to Section 2.12(b).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” mean at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Secured Bank Services Agreement” means any Bank Services Agreement that is entered into by a Loan Party and a Banking Services Provider, provided that, notwithstanding anything to the contrary herein or in any other Loan Document, no Bank Services Agreement shall constitute a Secured Bank Services Agreement for any purpose hereof until written notice is given to the Administrative Agent by the Borrower that such Bank Services Agreement shall, from and after the date of such notice, constitute a Secured Bank Services Agreement.

“Secured Bank Services Obligations” means all obligations of the Loan Parties to any Banking Services Provider under a Secured Bank Services Agreement; provided, however, that any obligations that are secured under the terms of the ABL Credit Agreement shall not constitute Secured Bank Services Obligations.

“Secured Obligations” means all Obligations, together with all Secured Bank Services Obligations and Secured Swap Obligations (other than, with respect to any Loan Guarantor, any Excluded Swap Obligations of such Loan Guarantor).

“Secured Swap Agreement” means any Swap Agreement that is entered into by a Loan Party and a Secured Swap Provider, provided that, notwithstanding anything to the contrary herein or in any other Loan Document, no Swap Agreement shall constitute a Secured Swap Agreement for any purpose hereof until written notice is given to the Administrative Agent by the Borrower that such Swap Agreement shall, from and after the date of such notice, constitute a Secured Swap Agreement.

“Secured Swap Obligations” “means any and all obligations of a Loan Party to a Secured Swap Provider, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Secured Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Secured Swap Agreement transaction; provided, however, that any obligations that are secured under the terms of the ABL Credit Agreement shall not constitute Secured Swap Obligations.

“Secured Swap Provider” means any Person that, at the time it enters into a Swap Agreement (or with respect to any Swap Agreement existing on the Closing Date, on the Closing Date), is the Administrative Agent, the Collateral Agent or a Lender or an Affiliate of the Administrative Agent, the

Collateral Agent or a Lender, in its capacity as a party to such Swap Agreement; provided that, notwithstanding anything to the contrary herein or in any other Loan Document, no person shall be a Secured Swap Provider for any purpose hereof until written notice is given to the Administrative Agent by the Borrower that the applicable Swap Agreement of such Person shall, from and after the date of such notice, constitute a Secured Swap Agreement.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, between the Loan Parties party thereto and the Collateral Agent (for the benefit of the Credit Parties) as amended, amended and restated, supplemented or otherwise modified from time to time.

“Senior Secured Leverage Ratio” means, as of any date, the ratio of (i) Total Debt that is secured by a Lien on the assets of the Company or any Restricted Subsidiary to (ii) EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended on or prior to such date (with such pro forma adjustments to EBITDA as are consistent with the adjustments to pro forma EBITDA contained in the definition of “Fixed Charge Coverage Ratio”).

“Senior Secured Net Leverage Ratio” means, as of any date, the ratio of (i)(A) Total Debt that is secured by a Lien on the assets of the Company or any Restricted Subsidiary minus (B) the amount of Unrestricted Cash in excess of $250,000,000 as of such date to (ii) EBITDA of the Company and its Restricted Subsidiaries for the Test Period most recently ended on or prior to such date (with such pro forma adjustments to EBITDA as are consistent with the adjustments to pro forma EBITDA contained in the definition of “Fixed Charge Coverage Ratio”).

“Similar Business” means a business, the majority of whose revenues are derived from the type of activities conducted by the Company and its Restricted Subsidiaries as of the Closing Date, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Specified Tax Restructuring Transaction” means any transaction with respect to a Tax Restructuring Transaction, provided that (i) such transaction does not materially and adversely affect the Collateral of the Loan Parties taken as a whole and is not otherwise materially disadvantageous to any interest of the Lenders, (ii) the Company has complied with all actions reasonably required by the Administrative Agent in order to protect or perfect the security interest of the Collateral Agents in the Collateral and (iii) no Default or Event of Default has occurred and is continuing.

“Spot Selling Rate” means, on any date, as determined by the Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for dollars at approximately 11:00 a.m., New York Time, two Business Days prior; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as my be selected by the Administrative Agent, or, in the event no such service is selected, such spot selling rate shall instead be the arithmetic average of spot rates of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11.00 a.m. New York Time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Restricted Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables

Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security or loan, the date specified with respect to such security or loan as the fixed date on which the final payment of principal of such security or loan is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or loan at the option of the holder or lender, as applicable, thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for Eurodollar funding (currently referred to as “Eurodollar Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment to the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any specified Person:

(1)any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)any partnership, joint venture, limited liability company or similar entity of which, (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligation” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Syndication Agents” means, individually and collectively, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, in their capacity as Syndication Agents.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Restructuring Transaction” means (i) any transaction that changes, or the effect of which is to change, the form or classification, for U.S. federal income tax purposes, of one or more Foreign Subsidiaries or (ii) any sale or transfer of Intellectual Property (and other assets relating thereto) from a Loan Party to an existing or newly formed Subsidiary that is not a Loan Party in exchange for fair value.

“Termination Date” means the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations have been paid in full (other than contingent expense reimbursement and indemnification obligations for which no claim has been asserted and other than Secured Bank Services Obligations and Secured Swap Obligations) and (c) all Commitments have terminated.

“Term Loan Priority Collateral” has the meaning assigned thereto in the Intercreditor Agreement.

“Test Period” means the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been (or have been required to be) delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.

“Timber Notes” means the notes in the amount of $735 million issued by OMX Timber Finance Investments I, LLC pursuant to that certain Indenture, dated as of December 21, 2004, with Wells Fargo Bank, N.A. as the indenture trustee.

“Timber Subsidiaries” means each of OMX Timber Finance Investments I, LLC, OMX Timber Finance Holdings I, LLC, OMX Timber Finance Holdings II, LLC, and OMX Timber Finance Investments II, LLC and each subsidiary thereof.

“Total Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Restricted Subsidiaries at such time (excluding Indebtedness of the type described in clauses (g) and (h) of the definition of such term, except to the extent of any unreimbursed drawings thereunder, and excluding Indebtedness of the type described in clauses (d) and (e) of the definition of such term, to the extent the applicable underlying Indebtedness is of the type described in clauses (g) or (h) of the definition of such term).

“Transactions” means (i) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Initial Term Loans hereunder, (ii) the consummation of the CompuCom Acquisition and the CompuCom Refinancing, (iii) the use of proceeds of the Loans on the Closing Date, (iv) the payment of fees and expenses in connection with the foregoing, and (v) the transactions reasonably related to the foregoing.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Person” means any Person that is a “United States person” within the meaning of section 7701(a)(30) of the Code

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“United States” and “US” means the United States of America.

“Unrestricted Cash” shall mean, at any date of determination, the aggregate amount of cash, Cash Equivalents, and any other item that would constitute cash on a consolidated balance sheet prepared in accordance with GAAP, in each case of the Borrower and the Restricted Subsidiaries at such date to the extent that the use of such cash, Cash Equivalents, or other items for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such cash, Cash Equivalents, or other items are free and clear of all Liens (other than Liens in favor of the Collateral Agent and the ABL Collateral Agent, or any other Credit Facilities or Incremental Equivalent Debt, or as would not cause such cash to be classified as “restricted” on a consolidated balance sheet of the Borrower prepared in accordance with GAAP).

“Unrestricted Subsidiary” means each subsidiary that is designated by the Borrower as an “Unrestricted Subsidiary” as provided in Section 5.15; provided that as of the Closing Date each of the Timber Subsidiaries will be Unrestricted Subsidiaries; provided further, that an Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary if converted to a Restricted Subsidiary in accordance with Section 5.15.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

(2)the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Initial Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Borrowing of Initial Term Loans”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Borrowing of Initial Term Loans”).

SECTION 1.03Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, (a) all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Company or its Subsidiaries at “fair value” as defined therein and (b) for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Closing Date that would require operating leases to be treated similarly to capital leases.

SECTION 1.05Currency Translations.

(a)For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate, such dollar denominated restriction shall be deemed not to have been exceeded so long as (i) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (ii) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01).

(b)For purposes of all calculations and determinations under this Agreement, any amount in any currency other than dollars shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate, and all certificates delivered under this Agreement, shall express such calculations or determinations in dollars or Dollar Equivalents.

SECTION 1.06Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make an Initial Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Initial Term Loan Commitment.  Amounts paid or prepaid in respect of the Loans may not be reborrowed.

SECTION 2.02Loans.

(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Borrowing of Incremental Loans, to the extent otherwise provided in the related Incremental Loan Assumption Agreement and with respect to any Refinancing Loan, to the extent otherwise provided in the related Refinancing Amendment) or (ii) equal to the remaining available balance of the applicable Commitments.

(b)Subject to Sections 2.07 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)Each Lender shall make each Loan, Refinancing Loan or Incremental Loan to be made by it hereunder on the Closing Date or the proposed date of Borrowing thereof, as applicable, by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 9:00 a.m., New York City time, and the Administrative Agent shall promptly wire transfer the amounts so received in accordance with instructions received from the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03Requests for Borrowing.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, e-mail or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information:  (i) whether the Borrowing then being requested is to be a Borrowing of Initial Term Loans or a Borrowing of Incremental Loans and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the

Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.  For the avoidance of doubt, the notice of the initial Borrowings on the Closing Date may be conditional on the effectiveness of this Agreement.

SECTION 2.04Evidence of Debt; Repayment of Loans.

(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.10.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in customary form and substance (as determined by the Borrower and the Administrative Agent).  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times thereafter (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Agency Fee Letter at the times and in the amounts specified therein.  In addition, the Borrower agrees to pay on the Closing Date to each Lender that is a party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s Initial Term Loans, a closing fee in an amount equal to 3.0% of the stated principal amount of such Lender’s Initial Term Loans, payable to such Lender from the proceeds of its Initial Term Loans as and when funded on the Closing Date.

All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the fees shall be refundable under any circumstances.

SECTION 2.06Interest.

(a)Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d)If any Event of Default has occurred and is continuing then, any overdue amounts (including overdue interest) hereunder shall bear interest, payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.07Alternate Rate of Interest.

(a)In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (ii) that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining Eurodollar Loans during such Interest Period or (iii) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.03 or 2.08 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.07 shall be conclusive absent manifest error.

(b)

Notwithstanding anything contained herein to the contrary, in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the Screen Rate, and the Administrative Agent shall have given notice of such determination to the Borrower and each Lender (it being understood that the Administrative Agent shall have no obligation to make such determination and/or to give such notice), then the Administrative Agent and the Borrower may, if each agrees in its sole discretion, enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but only to the extent the Screen Rate for the applicable Interest Period is not available or published at such time on a current basis), (x) no Loans may be made as, or converted to, Eurodollar Loans, and (y) any Borrowing request or interest election notice given by the Borrower with respect to Eurodollar Loans shall be deemed to be rescinded by the Borrower or, if requested by the Borrower, to be a notice for an ABR Loan of like amount.

SECTION 2.08Interest Elections. The Borrower shall have the right at any time upon prior irrevocable notice (including by telephone or e-mail, which in the case of telephonic notice, shall be promptly followed by written notice) to the Administrative Agent (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

(v)any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii)no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Loans with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings comprised of Loans would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

(viii)upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.08 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.08 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.08 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.08 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing.

SECTION 2.09Termination and Reduction of Commitments.

(a)The Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

(b)Any Incremental Loan Commitments shall terminate as provided in the related Incremental Loan Assumption Agreement.

(c)Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000.

(d)Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

SECTION 2.10Repayment of Borrowings.

(a)The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Initial Term Loans (as amended or adjusted from time to time pursuant to Sections 2.11, 2.12(d) and 2.23(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 15, 2018	$18,750,000
June 15, 2018	$18,750,000
September 15, 2018	$18,750,000
December 15, 2018	$18,750,000
March 15, 2019	$18,750,000
June 15, 2019	$18,750,000
September 15, 2019	$18,750,000
December 15, 2019	$18,750,000
March 15, 2020	$18,750,000
June 15, 2020	$18,750,000
September 15, 2020	$18,750,000
December 15, 2020	$18,750,000

Repayment Date	Amount
March 15, 2021	$18,750,000
June 15, 2021	$18,750,000
September 15, 2021	$18,750,000
December 15, 2021	$18,750,000
March 15, 2022	$18,750,000
June 15, 2022	$18,750,000
September 15, 2022	$18,750,000
Maturity Date	Remaining unpaid principal amount of the Initial Term Loans

(b)The Borrower shall pay to the Administrative Agent, for the account of the Incremental Lenders, on each Incremental Loan Repayment Date, a principal amount of the Incremental Loans (as adjusted from time to time pursuant to Sections 2.11, 2.12(f) and 2.23(d)) equal to the amount set forth for such date in the applicable Incremental Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(c)The Borrower shall pay to the Administrative Agent, for the account of the applicable Refinancing Lenders, on each applicable Refinancing Loan Repayment Date, a principal amount of the applicable Class of Refinancing Loans (as adjusted from time to time pursuant to Sections 2.11, 2.12(f) and 2.23(d)) equal to the amount set forth for such date in the applicable Refinancing Amendment, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(d)To the extent not previously paid, all Loans, Incremental Loans and Refinancing Loans shall be due and payable on the Maturity Date, the Incremental Loan Maturity Date and the maturity date of such Refinancing Loans, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(e)All repayments pursuant to this Section 2.10 shall be subject to Section 2.15, but shall otherwise be without premium or penalty.

SECTION 2.11Voluntary Prepayments.

(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b)Voluntary prepayments of outstanding Loans shall be applied against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11 as directed by the Borrower.

(c)Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall commit the Borrower to prepay such Borrowing in the amount stated therein on the date stated therein; provided, however, that any such notice may be conditioned on one or more events, and if such events do not occur, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided, further, however, that the provisions of Section 2.15 shall apply with respect to any such revocation or extension.  All prepayments under this Section 2.11 shall be subject to Section 2.16 but otherwise without premium or penalty (subject to Section 2.12(g)).  All prepayments under this Section 2.11 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.12Mandatory Prepayments.

(a)Not later than the tenth day following the receipt of Net Cash Proceeds in respect of any Disposition, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.12(d); provided that, if the Borrower shall intend to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries, or in any investment or acquisition not prohibited hereby, in each case within 365 days of the receipt of such proceeds, then the Borrower shall not be required to prepay outstanding Loans except to the extent not so used at the end of such 365-day period or committed to be so used at the end of and so used within 180 days after the end of such 365-day period, at which time any such proceeds not so used shall be applied to prepay outstanding Loans in accordance with Section 2.12(d).

(b)No later than 10 Business Days after the date on which audited financial statements are required to be delivered under Section 5.01(a) with respect to any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2018, the Borrower shall prepay outstanding Loans in accordance with Section 2.12(d) in an aggregate principal amount equal to (x) 75% of Excess Cash Flow for the fiscal year then ended minus (y) voluntary prepayments of Loans under Section 2.11 made with Internally Generated Cash after the end of such fiscal year but prior to the date such mandatory prepayment is due; provided that such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness; provided, further, that the Excess Cash Flow percentage for any fiscal year with respect to which Excess Cash Flow is measured shall be reduced to (A) 50% if the Senior Secured Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 0.80:1.00 but greater than 0.60:1.00, (B) 25% if the Senior Secured Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 0.60:1.00 but greater than 0.40:1.00 and (C) 0% if the Senior Secured Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 0.40:1.00.

(c)In the event that the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed (other than Indebtedness permitted under Section 6.01 (other than Refinancing Loans)), the Borrower shall, substantially simultaneously with (and in any event not later than the first Business Day next following) the receipt of such Net Cash Proceeds by the Borrower or such Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.12(d).

(d)Mandatory prepayments of outstanding Loans under this Agreement shall be allocated pro rata between the Loans, the Incremental Loans and the Refinancing Loans (unless Incremental Loans or Refinancing Loans agreed to receive less than their pro rata share) and, if any Incremental Equivalent Debt so requires, pro rata as to such Incremental Equivalent Debt, and applied first, to the remaining scheduled installments of principal due in respect of the Loans, Incremental Loans and the Refinancing Loans under Sections 2.10(a), (b) and (c) in direct order of maturity against, respectively (excluding the final payments on the Maturity Date of the Loans (or the maturity date in respect of such Incremental Loans or Refinancing Loans) under Sections 2.10(a), (b) and (c) respectively and second, to the final payment on the Maturity Date of the Loans (or the final payment on the maturity date of such Incremental Loans or Refinancing Loans).

(e)The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable (except in respect of prepayments required under Section 2.12(c)), at least three (3) Business Days prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.16 (and, in the case of a Repricing Transaction, Section 2.12(g)), but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.  Each Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to clauses (a) and (b) of this Section 2.12 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans.  Subject to the terms of the ABL Credit Agreement, any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Restricted Subsidiary) and may be applied by the Borrower or such Restricted Subsidiary in any manner not prohibited by this Agreement.

(f) Notwithstanding any other provisions of this Section 2.12, (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.12(a) (a “Foreign Disposition”), or Excess Cash Flow attributable to any Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.12  so long, but only so long, as the applicable local law will not permit repatriation to the United States (Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of any additional Taxes that would be payable, as reasonably estimated by Borrower in good faith, or would be reserved if such portion of such Net Cash Proceeds or Excess Cash Flow were repatriated to fund such repayment) to the repayment of the Loans pursuant to this Section 2.12 to the extent provided herein and (B) to the extent that Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or Excess Cash Flow attributable to any Foreign Subsidiary would have a material adverse Tax consequence (taking into account any foreign Tax credit or benefit actually realized in connection with such repatriation), an amount equal to the portion of the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.12, and to the extent the repatriation of such Net Cash Proceeds or Excess Cash Flow can later be made without having a material adverse tax consequence, an amount equal to such portion of such Net Cash Proceeds or Excess Cash Flow will then be promptly applied (net of any additional Taxes that would be payable, as reasonably estimated by Borrower in good faith, or would be reserved if such portion of such Net Cash Proceeds or Excess Cash Flow were repatriated to fund such repayment) to the repayment of the Loans pursuant to this Section 2.12 to the extent provided herein.

(g)Prepayment Premium.  Each prepayment pursuant to Section 2.11 or pursuant to this Section 2.12 for any reason, other than a prepayment required by Section 2.12(a) or Section 2.12(b), shall be accompanied by a premium payable by Borrower equal to (i) if such prepayment or payment is made after the First Amendment Effective Date but on or prior to the second anniversary of the Closing Date, 1% of the principal amount of the Loans so prepaid and (ii) at par thereafter.

SECTION 2.13Increased Costs.

(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall (A) subject any Lender to any Tax (other than Indemnified Taxes, Other Taxes and Excluded Taxes), (B)  impose, modify or deem applicable any reserve, special deposit, liquidity requirement or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or (C) impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)[reserved].

(d)A certificate of a Lender setting forth (i) the amount or amounts necessary to compensate such Lender or its holding company, as applicable, and (ii) the calculations supporting such amount or amounts, as specified in Sections 2.13(a) or 2.13(b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by such Lender within 10 days after the Borrower’s receipt of the same.

(e)Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under Sections 2.13(a) or 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is 270 days prior to such request if such Lender knew or would reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 270-day period. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.14Illegality.

(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.14(b).

In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.15Break Funding Payments.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”).  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  Each Lender shall provide a certificate setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 to the Borrower and such certificate shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16Pro Rata Treatment.  Except as required under Section 2.14 or otherwise stated herein, and except in connection with Section 2.24, or with any assignment of Loans to, or purchase of Loans by, the Borrower or any of its Subsidiaries, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.17Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any Insolvency Laws or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.17 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (including the Borrower or any of its Subsidiaries), or to any transaction pursuant to Section 2.24 hereof.  The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.18Payments Generally; Allocation of Proceeds.

(a)The Borrower shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices described in writing to the Borrower from time to time.  Any payments received by the Administrative Agent after 2:00 p.m., New York City time, may, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day.  Subject to Article VIII, the Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other

Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

(c)Any proceeds of Collateral received by the Administrative Agent or the Collateral Agent after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Collateral Agent from the Borrower (other than in connection with Secured Bank Services Obligations or Secured Swap Obligations) ratably, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Secured Bank Services Obligations or Secured Swap Obligations) ratably, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans ratably, fifth, to the ratable payment of any amounts owing with respect to Secured Bank Services Obligations and Secured Swap Obligations that are Secured Obligations (with respect to any Agent, Lender or Affiliate thereof), sixth, to the ratable payment of any other Secured Obligation due to the Administrative Agent, the Collateral Agent or any Lender by the Borrower, and seventh, any balance remaining after the Secured Obligations shall have been paid in full shall be paid over to the Borrower.  Each of the Administrative Agent and the Lenders shall have the continuing and exclusive right to, after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.  Notwithstanding the foregoing, no amount received from any Loan Guarantor shall be applied to any Excluded Swap Obligation of such Loan Guarantor.

SECTION 2.19Taxes.

(a)All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law.  If any applicable Requirements of Law require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party, or any other applicable withholding agent (as determined in the good faith discretion of the applicable withholding agent), then (A) the applicable withholding agent shall be entitled to withhold or make such deductions as are determined by the applicable withholding agent to be required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all such withholding or deductions are made (including such withholding or deductions applicable to additional sums payable under this Section 2.19), the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Without limitation or duplication of the provisions of subsection (a) above, the Loan Parties shall timely pay all Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c)Without limitation or duplication of the provisions of subsections (a) and (b) above, each of the Loan Parties shall and does hereby jointly and severally indemnify each Lender and the Administrative Agent, and shall make payment in respect thereof within 30 days after its receipt of a reasonably detailed written invoice therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19)

payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent, and any Other Taxes, and, in each case, any reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A duly executed certificate, prepared in good faith, as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be presumptively correct absent manifest error.

(d)Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 2.19, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably required by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed originals of whichever of the following is applicable:

a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E;

b.IRS Form W-8ECI;

c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest payments under any Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or W-8BEN-E; or

d.to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or, if required by applicable Requirements of Law, originals) of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.19 expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(iv)Notwithstanding anything to the contrary in this Section 2.19(e), a Lender shall not be required to deliver any documentation pursuant to this Section 2.19(e) that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 2.19(e).

(f)If any Lender or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Lender or the Administrative Agent, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of such Lender of the Administrative Agent, as applicable, shall repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender of the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Lender or the Administrative Agent be required to pay any amount to the applicable Loan Party pursuant to this subsection the payment of which would place such Lender or the Administrative Agent, as applicable, in a less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Lender or the Administrative Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

SECTION 2.20Mitigation Obligations; Replacement of Lenders.

(a)In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender delivers a notice described in Section 2.14, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19 or (iv) any Lender refuses to consent to any amendment (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(c)(iii)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an assignee (other than an Ineligible Institution) that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under 2.13, 2.14 and 2.19 and, in the case of any such assignment occurring prior to the second anniversary of the Closing Date, the prepayment fee pursuant to Section 2.12(g) (with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.12(g), such amount to be payable by the Borrower)); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.13, notice under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender pursuant to Section 2.20(b)), or if such Lender shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under Section 2.14 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.20(a).

(b)If (i) any Lender shall request compensation under Section 2.13, (ii) any Lender delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.21Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, the Collateral Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, the Collateral Agent or such Lender.  The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, the Collateral Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22[Reserved].

SECTION 2.23Incremental Loans.

(a)The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Loan Commitments for additional term loans in an amount not to exceed the Incremental Loan Amount from one or more Incremental Lenders (other than an Ineligible Institution).  Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Loan Amount), (ii) the date on which such Incremental Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Loan Commitments are commitments to make additional Initial Term Loans (an “Initial Term Loan Increase”) or commitments to make term loans with terms different from the Loans (“Incremental Loans”).  Incremental Loans shall be (A) secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans, (B) secured by the Collateral on a junior basis to the Liens securing the Initial Term Loans or (C) unsecured.

(b)The Borrower may seek Incremental Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith; provided that the Borrower and the Administrative Agent shall have consented to such additional banks, financial institutions and other institutional lenders to the extent the consent of the Borrower or the Administrative Agent, as applicable, would be required if such institution were receiving an assignment of Loans pursuant to Section 9.04 (provided, further, that the consent of the Administrative Agent shall not be required with respect to an additional bank, financial institution, or other institutional lender that is an Affiliate of a Lender or an Approved Fund of a Lender).  The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Loan Commitment of each Incremental Lender.  In any event, (i) the final maturity date of any Incremental Loans shall be no earlier than the Maturity Date, (ii) the Weighted Average Life to Maturity of the Incremental Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans (which, for purposes hereof, shall be calculated as though no prepayments which reduce amortization on the Initial Term Loans have been made), (iii) such Incremental Loans may participate on a pro rata basis or less than a pro rata basis in any mandatory prepayments of the Initial Term Loans hereunder, (iv) with respect to any Incremental Loans secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans, the All‑In Yield applicable to such Incremental Loans shall not be greater than the applicable All‑In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans, plus 50 basis points per annum unless the Applicable Margin (together with, as provided in the proviso below, the LIBO Rate or Alternate Base Rate floor) with respect to the Initial Term Loans is increased so as to cause the then applicable All‑In Yield under this Agreement on the Initial Term Loans to equal the All‑In Yield then applicable to the Incremental Loans, minus 50 basis points per annum; provided that any increase in All‑In Yield on the Initial Term Loans due to the application of a LIBO Rate or Alternate Base Rate floor on any Incremental Loan shall be effected solely through an increase in (or implementation of, as applicable) the LIBO Rate or Alternate Base Rate floor applicable to such Initial Term Loans, (v) such Incremental Loans shall not be subject to any Guarantee by any Person other than a Loan Party, (vi) such Incremental Loans shall not be secured by a Lien on any asset other than Collateral, (vii) unless such Incremental Loans are unsecured, such Incremental Loans shall be subject to the Intercreditor Agreement and other intercreditor arrangements reasonably acceptable to the Administrative Agent, and (viii) if the covenants and events of default of any such Indebtedness (excluding, for the avoidance of doubt, interest rates, interest margins, rate floors, fees, funding discounts, original issue discounts and voluntary prepayment or voluntary redemption premiums and terms) (when taken as a whole) are materially more favorable to the lenders or holders providing such Incremental

Loans than those applicable to the Initial Term Loans (when taken as a whole) (other than covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence, issuance or obtainment of such Incremental Loans), the Initial Term Loans will be modified to reflect such more favorable terms (taken as a whole) and the Borrower and the Administrative Agent may amend this Agreement for such purpose without the consent of any other party hereto.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Loan Assumption Agreement.  Notwithstanding anything in Section 9.02 to the contrary, each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitment and the Incremental Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments. Incremental Loans shall have the same guarantees as, and to the extent secured, be secured by Liens on the same assets as those assets that secure the Initial Term Loans.

(c)Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, (x) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such earlier date and (y) at the time of and immediately after the giving effect to the Borrowing of Incremental Loans, no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) all fees and expenses owing to the Administrative Agent and the Incremental Lenders in respect of such increase shall have been paid, and (iii) except as otherwise specified in the applicable Incremental Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and reasonably consistent with those delivered on the Closing Date under Section 4.01.

(d)Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Initial Term Loan Increases, when originally made, are included in each Borrowing of outstanding Initial Term Loans on a pro rata basis.  This may be accomplished by requiring each outstanding Eurodollar Borrowing to be converted into an ABR Borrowing on the date of each Initial Term Loan Increase, or by allocating a portion of each Incremental Loan to each outstanding Eurodollar Borrowing on a pro rata basis.  Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.15.  If any Initial Term Loan Increase is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Loan Assumption Agreement.  In addition, in connection with any Initial Term Loan Increase the scheduled amortization payments under Section 2.10(a) required to be made after the making of such Initial Term Loan Increase shall be ratably increased by the aggregate principal amount of such Initial Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Lenders were entitled before such recalculation.

(e)Limited Condition Acquisitions.  Notwithstanding the foregoing provisions of this Section 2.23 or any other provision of this Agreement or any Incremental Loan Assumption Agreement:

(i)if the proceeds of any Incremental Loan are intended to be applied to finance a Limited Condition Acquisition, to the extent the Lenders providing such Incremental Loans agree, the conditions precedent to Borrower’s right to request such Incremental Loan for a Limited Condition Acquisition may be limited to the following:  at the date of closing of such Limited Condition Acquisition and the funding of the applicable Incremental Loan, (A) no Event of Default under clause (a), (h) or (i) of Article VII shall have occurred and be continuing, (B) the only representations and warranties the accuracy of which shall be a condition to funding such advance shall be the customary “specified representations” and the representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable Restricted Subsidiary has the right to terminate its obligations under such acquisition agreement or decline to consummate such Limited Condition Acquisition as a result of a failure of such representations to be accurate, and

(ii)in the case of the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of Indebtedness, Dispositions or fundamental changes or the designation of any Unrestricted Subsidiaries in connection with a Limited Condition Acquisition, the relevant ratios and baskets shall be determined, and any condition regarding the absence of any Default or Event of Default shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date and giving effect on a pro forma basis thereto and to any other asset sales or other dispositions or investments or acquisitions or pro forma events, as the case may be, in the manner described under the definition of “Fixed Charge Coverage Ratio”; provided that in connection with the calculation of any ratio or basket with respect to the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of Indebtedness, Dispositions or fundamental changes or the designation of any Unrestricted Subsidiary on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreements for such Limited Condition Acquisition is terminated, with respect to any such transaction other than in connection with such Limited Condition Acquisition, any such ratio shall be calculated on a pro forma basis in the manner described above (A) assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated and (B) assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness) have not been consummated.

SECTION 2.24Refinancing Amendments.

(a)Notwithstanding anything to the contrary in this Agreement, including Section 2.17 (which provisions shall not be applicable to this Section 2.24), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Loans”), all Net Cash Proceeds of which are used to refinance in whole or in part any Class of Loans pursuant to Section 2.12(c).  Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:

(i)before and after giving effect to the borrowing of such Refinancing Loans on the Refinancing Effective Date (A) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such earlier date, (B) no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate as to the accuracy of the matters set forth in clauses (A) and (B) dated such date and executed by a Responsible Officer of the Borrower;

(ii)the final maturity date of the Refinancing Loans shall be no earlier than the date that is 91 days after the Maturity Date;

(iii)the Weighted Average Life to Maturity of such Refinancing Loans shall be no shorter than 91 days after the then-remaining Weighted Average Life to Maturity of the Initial Term Loans (which, for purposes hereof, shall be calculated as though no prepayments which reduce amortization on the Initial Term Loans have been made);

(iv)the aggregate principal amount of the Refinancing Loans shall not exceed the outstanding principal amount of the refinanced Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)if all other terms applicable to such Refinancing Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.23(b)(iii)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Loans) taken as a whole shall (as determined by the Borrower in good faith) be more restrictive to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Loans being refinanced, then, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date, the Loans will be modified to reflect such more restrictive terms (taken as a whole) and the Borrower and the Administrative Agent may amend this Agreement for such purpose without the consent of any other party hereto;

(vi)there shall be no borrower (other than the Borrower) and no guarantors (other than the Loan Guarantors) in respect of such Refinancing Loans;

(vii)Refinancing Loans shall not be secured by any asset other than the Collateral; and

(viii)Refinancing Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.12(c)) hereunder, as specified in the applicable Refinancing Amendment.

(b)The Borrower may approach any Lender or any other person (other than an Ineligible Institution) pursuant to Section 9.04 to provide all or a portion of the Refinancing Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Loans may elect or decline, in its sole discretion, to provide a Refinancing Loan.  Any Refinancing Loans made on any

Refinancing Effective Date shall be designated an additional Class of Loans for all purposes of this Agreement; provided, further, that any Refinancing Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Loans, be designated as an increase in any previously established Class of Loans made to the Borrower.

(c)The Borrower, the Administrative Agent and each Lender providing the applicable Refinancing Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement in form reasonably satisfactory to the Administrative Agent and the Borrower (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Loans.  Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.24), (i) the aggregate amount of Refinancing Loans will not be included in the calculation of clause (i) of the definition of Incremental Loan Amount, (ii) Refinancing Loans shall be in integral multiples of $1,000,000 and be in an aggregate principal amount that is not less than $10,000,000, or, in each case, a lesser amount if such lesser amount constitutes the remaining balance of the Class of Loans being refinanced or as may be reasonably be agreed to by the Administrative Agent, (iii) there shall be no condition to any incurrence of any Refinancing Loan at any time or from time to time other than those set forth in Section 2.24(a) above, and (iv) all Refinancing Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Loans and other Obligations.

For the avoidance of doubt, all Net Cash Proceeds from the incurrence of Refinancing Loans (other than solely by means of extending or renewing then existing Refinancing Loans without resulting in any Net Cash Proceeds), shall be applied to the payment of the Loans being refinanced no later than three (3) Business Days after the date on which such Refinancing Loans are incurred.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01Organization; Powers.  Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to (a) in the case of a non-Loan Party, be in good standing or have such power and authority, or (b) in the case of any Loan Party or Restricted Subsidiary, be so qualified, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02Authorization; Enforceability.  The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to Insolvency Laws, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental

Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any material indenture, material agreement or other material instrument binding upon any Loan Party or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Permitted Liens or Liens created pursuant to the Loan Documents, except, in the case of clauses (a) or (b), to the extent the lack of such consent, approval, registration, filing or action, or the occurrence of such violation or default, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04Financial Condition; No Material Adverse Change.

(a)The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2016, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended April 1, 2017 and July 1, 2017.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.  Except as set forth on Schedule 3.06 and except as otherwise permitted under this Agreement, neither the Company nor any of its consolidated subsidiaries has any material Guarantee obligations, or any long‑term leases or unusual forward or long‑term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case that are required by GAAP to be reflected or reserved against on a balance sheet of the Borrower and its Restricted Subsidiaries, other than those that are reflected in the most recent financial statements referred to in this paragraph.

(b)Except for the Disclosed Matters, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since December 31, 2016.

SECTION 3.05Properties.

(a)Each of the Loan Parties and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than Permitted Liens, except where failure would not reasonably be expected to have a Material Adverse Effect.

(b)Each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all material Intellectual Property that is necessary to its business as currently conducted and the use thereof by the Loan Parties and its Restricted Subsidiaries does not infringe in any material respect upon the rights of any other Person.

SECTION 3.06Litigation and Environmental Matters.

(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)Except for the Disclosed Matters (i) no Loan Party nor any of its Restricted Subsidiaries has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Restricted Subsidiaries (1) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

SECTION 3.07Compliance with Laws and Agreements.  Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08Investment Company Status.  No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09Taxes.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as a withholding agent), except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP and (b) there are no Liens for Taxes on any assets of the Borrower and its Restricted Subsidiaries, except for Taxes (i) that are not yet delinquent or (ii) that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.10ERISA; Benefit Plans.

(a)Except for Disclosed Matters, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.  Each Loan Party and ERISA Affiliate is in compliance with the applicable provisions of ERISA, the Code and any other federal, state or local laws relating to the Plans, and with all regulations and published interpretations thereunder, except as could not reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (based on the assumptions used for purposes of Accounting Standards Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which would reasonably be expected to result in a Material Adverse Effect.

(b)Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions (including insurance premiums) required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all provisions of applicable law and all applicable regulations and regulatory requirements (whether discretionary or otherwise) and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Plan and (B) with the terms of such Foreign Plan or Foreign Benefit Arrangement.

SECTION 3.11Disclosure.

(a)The Borrower has disclosed all matters known to it that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, and taken as a whole, not misleading; provided that, with respect to projections, financial estimates, forecasts and other forward-looking information, (collectively, the “Projections”) the Borrower represents only that such information was prepared in good faith based upon assumptions that were believed by the Borrower to be reasonable at the time such Projections were furnished, it being understood and agreed that Projections are not a guarantee of financial performance and actual results may differ from Projections and such differences may be material.

(b)If the Borrower has provided a Beneficial Ownership Certification to any Lender in connection with this Agreement on or prior to the First Amendment Effective Date, as of the First Amendment Effective Date, to the best knowledge of the Borrower, the information included in such Beneficial Ownership Certification is true and correct in all respects.

SECTION 3.12No Default.  No Loan Party nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound in any respect that would reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 3.13Solvency.

(a)Immediately after the consummation of the Transactions to occur on the Closing Date, (i) the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed the fair value of the debts and liabilities thereof, whether subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries, taken as a whole will be greater than the amount that will be required to pay the probable liability of the debts and other liabilities thereof, whether subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due, absolute and matured; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Closing Date.

(b)The Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received thereby and the timing of the amounts of cash to be payable on or in respect of Indebtedness thereof.

SECTION 3.14Insurance.  The Borrower has delivered or made available to the Administrative Agent lists of all material insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Loan Party.

SECTION 3.15Capitalization and Subsidiaries.  The Borrower has delivered or made available to the Administrative Agent a correct and complete list of the name and relationship to the Company of each and all of the Company’s subsidiaries.  Except as would not reasonably be expected to result in a Material Adverse Effect, all of the issued and outstanding Capital Stock owned by any Loan Party in its subsidiaries has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16Employment Matters.  Except as would not reasonably be expected to result in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns, and no unfair labor practice charges, against any Loan Party or its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (b) the terms and conditions of employment, hours worked by and payments made to employees of the Loan Parties and their Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act, or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any of its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages, vacation pay and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary.

SECTION 3.17Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Restricted Subsidiaries and their respective officers and directors, and to the knowledge of the Company its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated a Sanctioned Person.  None of (a) the Company, any Restricted Subsidiary or to the knowledge of the Company or such Restricted Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Restricted Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  The Transactions will not violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE IV

Conditions

SECTION 4.01Closing Date.  The obligations of the Lenders to make Loans under this Agreement on the Closing Date shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 9.02):

(a)Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received each of the following, each properly executed by a Responsible Officer of the signing Loan Party in form and substance reasonably satisfactory to the Administrative Agent:

(i)executed counterparts of this Agreement and the Intercreditor Agreement;

(ii)executed promissory notes to the extent requested by any Lender pursuant to Section 2.04(c);

(iii)executed counterparts of the Perfection Certificate, together with all attachments contemplated thereby;

(iv)executed counterparts of the Security Agreement, together with:

(A)copies of customary lien searches satisfactory to the Administrative Agent indicating no Liens other than Permitted Liens;

(B)certificates, if any, representing the Pledged Capital Stock (as defined in the Security Agreement) referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Instruments (as defined in the Security Agreement) indorsed in blank;

(C)UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and the United States Copyright Office (to the extent indicated in the schedules to the Security Agreement) in appropriate form for filings; and

(D)evidence reasonably satisfactory to the Administrative Agent that the Intercreditor Agreement is in full force and effect, and that the Collateral Agent on behalf of the Credit Parties will have a perfected security interest in the Collateral of the type and priority described in each Collateral Document and no additional actions or filings are required on the Closing Date;

(b)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by its Secretary, Assistant Secretary or authorized manager or director, which shall (A) certify the resolutions of its board of directors, board of managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with any powers of attorney granted in connection therewith, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers, managers or attorneys of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement; and (ii) a certificate of good standing, status or compliance, as applicable, for each Loan Party from its jurisdiction of organization (to the extent such concept is relevant or applicable in such jurisdiction).

(c)No Default Certificate.  The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower and dated the Closing Date certifying as to the matters set forth in Section 4.02(a) and (b).

(d)Fees.  The Lenders, the Bookrunners and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(e)Legal Opinions.  The Administrative Agent shall have received an opinion from (i) Wachtell, Lipton, Rosen & Katz LLP, New York counsel to the Loan Parties, (ii) Kramer Levin Naftalis & Frankel LLP, Delaware counsel to the Loan Parties, (iii) Advisors LLP, California counsel to the Loan Parties and (iv) in house counsel for the Borrower.

(f)PATRIOT ACT.  The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been reasonably requested at least five (5) Business Days in advance of the Closing Date.

(g)Solvency.  The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower.

(h)Transactions.  Prior to or substantially concurrently with the borrowing of the Initial Term Loans on the Closing Date, (x) the CompuCom Acquisition shall have been consummated and (y) the CompuCom Refinancing shall have been consummated.

(i)Borrowing Request.  The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.

(j)Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent  may have reasonably requested.

SECTION 4.02Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Agreement and in all Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except that such representations and warranties (i) that relate solely to an earlier date shall be true and correct as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard.

(b)At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03Post-Closing Matters.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower and the Loan Parties shall not be required to take any action set forth on Schedule 4.03 prior to the corresponding date set forth on Schedule 4.03 and, for the avoidance of doubt, (x) no representation or warranty made hereunder or under any other Loan Document shall be considered not to be true and correct, (y) no covenant hereunder or under any other Loan Document shall be considered not to be satisfied, and (z) no condition contained in this Agreement or any other Loan Document shall be considered not to be met, in each case for purposes of subclauses (x), (y) and (z) of this Section 4.03 by virtue of the failure of the Borrower or any Loan Party to consummate such actions prior to such corresponding dates.

ARTICLE V

Affirmative Covenants

Until the Termination Date, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent (with copies to be provided to each Lender by the Administrative Agent):

(a)within 90 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants and (ii) if at any time the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Borrower and its consolidated Subsidiaries;

(b)within 45 days after the end of each of the first three fiscal quarters of the Company, (i) its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) if at any time the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Borrower and its consolidated Subsidiaries;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit C (each, a “Compliance Certificate”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) with respect to any delivery of financial statements under 5.01(a), setting forth reasonably detailed calculations of Excess Cash Flow and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)as soon as available, but in any event not more than 30 days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement in form acceptable to the Administrative Agent) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent; and

(f)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or the Collateral Agent may reasonably request (on its own behalf or on behalf of any Lender).

The Borrower may satisfy its obligation to deliver any report or other information to Lenders at any time by filing such information with the SEC and providing written notice (which notice may be by facsimile or electronic mail) to the Administrative Agent that such information has been filed.

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Private-Side Information shall not be posted on that portion of the Platform designated for such Public Lenders.  The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information.  If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Private-Side Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Private Lenders.

SECTION 5.02Notices of Material Events.  The Borrower will furnish to the Administrative Agent (for further distribution to each Lender) prompt written notice of the following:

(a)the occurrence of any Default or Event of Default;

(b)any actual knowledge of the Loan Parties of, or any receipt of any notice of, any governmental investigation or any litigation, arbitration or administrative proceeding (each, an “Action”) commenced or, to the knowledge of any Loan Party, threatened against any Loan Party or any of its Restricted Subsidiaries that (i) seeks damages in excess of $50,000,000 (provided that there is a reasonable likelihood that damages in excess of $50,000,000 shall be awarded in connection with such Action), (ii) seeks injunctive relief (provided that there is a reasonable likelihood that such injunctive relief shall be granted and, if so granted, such injunctive relief would be reasonably likely to have a Material Adverse Effect on the Borrower’s ability to perform their obligations under the Loan Documents or would have a Material Adverse Effect on the Collateral), (iii) is asserted or instituted against any Plan, its fiduciaries or its assets (provided that such Action has a reasonable likelihood of success and seeks damages, or would result in liabilities, in excess of $50,000,000), (iv) alleges criminal misconduct by any Loan Party or any of its Restricted Subsidiaries (provided that such criminal misconduct would be reasonably likely to result in a Material Adverse Effect), (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws (provided that such Action has a reasonable likelihood of success and seeks damages, or would result in liabilities, in excess of $50,000,000), (vi) contests any tax, fee, assessment, or other governmental charge in excess of $50,000,000, or (vii) involves any material product recall;

(c)[reserved];

(d)each year, at the time of delivery of annual financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower setting forth any changes in the information required pursuant to the Perfection Certificate (other than Section 9 thereof, as to which no updates shall be required) or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section;

(e)[reserved];

(f)if the Borrower has previously provided a Beneficial Ownership Certification to any Lender in connection with this Agreement, any change in the information provided in such Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(g)the occurrence of any ERISA Event, Foreign Plan Event or breach of the representations and warranties in Section 3.10 that, alone or together with any other ERISA Events, Foreign Plan Events or breaches of such representations and warranties that have occurred, would reasonably be expected to result in liability of the Loan Parties and their Restricted Subsidiaries, whether directly or by virtue of their affiliation with any ERISA Affiliate, in an aggregate amount exceeding $50,000,000;

(h)[reserved];

(i)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property rights, licenses and permits used or useful in the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) engage only in material lines of business substantially similar to those lines of business conducted by any of the Loan Parties or any of their respective Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto.

SECTION 5.04Payment of Obligations.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.05Maintenance of Properties.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06Books and Records; Inspection Rights.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) on up to one occasion per calendar year permit any representatives designated by the Administrative Agent or the Collateral Agent(including employees of the Administrative Agent, the Collateral Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or  the Collateral Agent), upon reasonable prior notice, to visit and inspect its properties and to examine and make extracts from its books and records, and the applicable Loan Party or Restricted Subsidiary will make its officers and independent accountants available to discuss its affairs, finances and condition with such representatives, all at such reasonable times as are requested; provided, however, that if an Event of Default has occurred and is continuing, there shall be no limitation on the number of such site visits and inspections, including by Lenders.  For purposes of this Section 5.06, it is understood and agreed that a single site visit and inspection may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets.  All such site visits and inspections shall be at the sole expense of the Loan Parties.

SECTION 5.07Compliance with Laws.

(a)Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b)US and Foreign Plans and Arrangements.

(i)For each existing, or hereafter adopted, Plan, Foreign Plan and Foreign Benefit Arrangement (together, a “Company Plan”), each Loan Party will, and will cause each Restricted Subsidiary to, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Company Plan, including under any funding agreements and all applicable laws and regulatory requirements (whether discretionary or otherwise).

(ii)All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Company Plan by a Loan Party or any Restricted Subsidiary thereof shall be paid or remitted by each Loan Party and each Restricted Subsidiary thereof in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii)The Loan Parties shall deliver to the Administrative Agent (A) if requested by the Administrative Agent, copies of each annual and other return, report or valuation with respect to each Company Plan, as filed with any applicable Governmental Authority  and (B) notification within 30 days of any increases having a cost to one or more of the Loan Parties and their Restricted Subsidiaries in excess of $50,000,000 per annum in the aggregate, in the benefits of any existing Company Plan, or the establishment of any new Company Plan, or the commencement of contributions to any such Company Plan to which any Loan Party was not previously contributing, which would reasonably be expected to result in liabilities to the Loan Parties and their Restricted Subsidiaries in excess of $50,000,000.

(c)Environmental Covenant.  The Loan Parties and each of their Restricted Subsidiaries (i) shall be at all times in compliance with all Environmental Laws and (ii) ensure that their assets and operations are in compliance with all Environmental Laws and that no Hazardous Materials are, contrary to any Environmental Laws, discharged, emitted, released, generated, used, stored, managed, transported or otherwise dealt with, except, in each case in subclauses (i) and (ii), where failure to comply with any of the foregoing could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08Use of Proceeds.  The proceeds of the Loans will be used only (a) to fund the Transactions and (b) for working capital needs and general corporate purposes.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09Insurance.  Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A‑ by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents or (in the case of Loan Parties located outside of the United States) such other insurance maintained with other carriers as is reasonably satisfactory to the Administrative Agent.  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained, which may be a Memorandum of Insurance.  The Borrower shall require all such policies to name the Collateral Agent (on behalf of the Credit Parties) as additional insured or loss payee, as applicable and cause to be delivered to the Collateral Agent insurance certificates and endorsements evidencing same.  If any portion of any Mortgaged Property (as defined in Schedule 4.03) is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, on or before the later of (A) the date set forth in Paragraph 4 of Schedule 4.03 (as such date may be agreed to be extended by the Administrative Agent in its reasonable discretion in accordance therewith) and (B) the date of the delivery of the mortgage on the Mortgaged Property.

SECTION 5.10[Reserved].

SECTION 5.11Maintenance of Ratings.  The Borrower will use commercially reasonable efforts to maintain (x) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower and (y) a public rating (but not any specific rating) in respect of the Initial Term Loans from each of S&P and Moody’s.

SECTION 5.12Timber Notes Refinancings.  To the extent that the Borrower or any Restricted Subsidiary makes a Permitted Investment pursuant to clause (24)(y) of the definition thereof, the Borrower shall cause the Timber Subsidiaries to distribute the aggregate net proceeds of the associated Timber Notes Receivable to the Borrower or a Loan Party and repay any Indebtedness of the Borrower or any of its Restricted Subsidiaries that was incurred in connection with the refinancing of the Timber Notes in each case within ten days of the repayment, refinancing, redemption or repurchase of the Timber Notes and in any event no later than February 15, 2020.

SECTION 5.13[Reserved].

SECTION 5.14Additional Collateral; Further Assurances.

(a)The Company and each Loan Party shall within ten Business Days (or such longer period as may be agreed to by the Administrative Agent) after formation or acquisition of a Restricted Subsidiary which is not an Excluded Subsidiary, or any Restricted Subsidiary ceasing to be an Excluded Subsidiary, (i) cause such Restricted Subsidiary (A) to become a Loan Party and a Grantor under, and as defined in, the Security Agreement by executing and delivering to the Administrative Agent and to the Collateral Agent a Joinder Agreement in substantially the form set forth as Exhibit D hereto (or such other form as reasonably agreed between the Administrative Agent and the Borrower, each a “Joinder Agreement”) or such other Loan Guaranty in form and substance satisfactory to the Administrative Agent and (B) to execute and deliver such amendments, supplements or documents of accession to any Collateral Documents as the Collateral Agent deems necessary for such new Restricted Subsidiary to grant to such Collateral Agent (for the benefit of the Credit Parties) a perfected security interest in the Collateral with respect to such new Restricted Subsidiary and (ii) deliver to the Collateral Agent the certificates, if any, representing all of the Capital Stock of such Restricted Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock.  Upon execution and delivery of such documents and agreements, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Collateral Agent (in each case for the benefit of the Credit Parties), in any property of such Loan Party which constitutes Collateral.

(b)Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Collateral Agent, such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which the Administrative Agent or the Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure the presentation, validity, perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.  In addition, each Loan Party will upon the request of the Administrative Agent, execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Collateral Agent filings with any governmental recording or registration office in any jurisdiction required by the Administrative Agent or the Collateral Agent in order to perfect or protect the Liens of the Collateral Agent granted under any Collateral Document in any Intellectual Property at the expense of the Loan Parties, provided that notwithstanding anything herein or in any other Loan Document to the contrary, under no circumstances will any Loan Party be obligated to enter into any mortgages (other than with respect to the Headquarters) or any deposit account control agreements, securities account control agreements, or other lockbox or control agreements, or to obtain bailee agreements or landlord or mortgagee waivers, or to send any notices to account debtors or other contractual third parties prior to the occurrence of an Event of Default, or enter security agreements or pledge agreements or similar agreements governed under the laws of any non-U.S. jurisdiction; provided, that, the Collateral Agent may require a Loan Party to enter into a deposit account control agreement in respect of any deposit account of such Loan Party as to which a deposit account control agreement has been entered into for the benefit of the ABL Debt under the ABL Credit Agreement, unless the ABL Collateral Agent is acting as bailee for such deposit account pursuant to the Intercreditor Agreement.

SECTION 5.15Designation of Unrestricted Subsidiaries.  The Borrower may from time to time after the Closing Date, designate any of its Restricted Subsidiaries as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Fair Market Value of any such Restricted Subsidiary to be designated as an Unrestricted Subsidiary and its Restricted Subsidiaries would be permitted as an Investment under either Section 6.09(a)(iv) or Section 6.09(b)(xvii), (iii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary will constitute the incurrence at the time of designation of all Indebtedness and Liens of such Restricted Subsidiary existing at the time of such designation and (iv) any Unrestricted Subsidiary that has been designated as a Restricted Subsidiary may not subsequently be redesignated as an Unrestricted Subsidiary without the prior consent of the Administrative Agent. Any such designation by the Company shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.

SECTION 5.16Post-Closing Obligations.  Within the time periods specified on Schedule 4.03 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), perform such actions as are set forth on Schedule 4.03 hereto.

ARTICLE VI

Negative Covenants

Until the Termination Date, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)(i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary that is a Loan Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)The limitations set forth in Section 6.01(a) shall not apply to:

(i)the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the ABL Credit Agreement and other Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed the greater of (x) $1,500,000,000 at any one time outstanding, and (y) the Borrowing Base;

(ii)the Obligations and any Incremental Equivalent Debt of the Company or any Loan Guarantor;

(iii)Indebtedness of the Company and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (i) and (ii) above);

(iv)Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, and arrangements in connection therewith, and Indebtedness in connection with workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(v)Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company in accordance with the terms of this Agreement;

(vi)Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Loan Guarantor is subordinated in right of payment to the obligations of the Company under this Agreement; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(vii)shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(viii)Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Loan Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Loan Guarantor, such Indebtedness is subordinated in right of payment to the Loan Guaranty of such Loan Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(ix)Swap Obligations of the Company or a Restricted Subsidiary that are not Incurred for speculative purposes;

(x)obligations in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xi)any Guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness is permitted under the terms of this Agreement (other than pursuant to clause (xviii) below); provided that if such Indebtedness is by its express terms subordinated in right of payment to the Loans or the Loan Guaranty of such Restricted Subsidiary, as applicable, any such Guarantee of the Company or such Loan Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Loans or such Loan Guarantor’s Loan Guaranty, as applicable, to the same extent as such Indebtedness is subordinated to the Loans or the Loan Guaranty of such Restricted Subsidiary, as applicable;

(xii)Indebtedness of the Company or a Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its Incurrence or the Incurrence of Indebtedness arising from customary cash management services in the ordinary course of business;

(xiii)the Incurrence or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary of the Company which serves to extend, refund, refinance, renew, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries issued as permitted in Section 6.01(a) and clauses (ii), (iii), (xiv), (xv), (xvi) and (xviii) of this Section 6.01(b) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

a.has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced (which, for purposes hereof, shall be calculated as though no prepayments which reduce amortization on the Indebtedness being refunded or refinanced) and (y) 91 days following the Maturity Date;

b.has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the Maturity Date;

c.to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Loans or the Loan Guaranty of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Loans or the Loan Guaranty of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

d.is Incurred in an aggregate principal amount or face or liquidation amount (or if issued with original issue discount, an aggregate accreted price) that is equal to or less than the aggregate principal amount or face or liquidation amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, renewed, replaced or defeased plus all accrued interest and premium (including any premium to be paid in connection with any tender offer, exchange offer or private purchase), fees, expenses and penalties Incurred in connection with such refinancing, refunding, renewing, replacement or defeasance; and

e.shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Loan Guarantor that refinances Indebtedness of the Company or a Restricted Subsidiary that is a Loan Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xiv)Indebtedness of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (or other fixed assets) used in the business of the Company or any Restricted Subsidiary (where, in the case of a purchase, such purchase may be effected directly or through the purchase of the Capital Stock of the Person owning such property, plant and equipment), in the aggregate principal amount, including all Refinancing Indebtedness permitted to be Incurred under this Agreement to refund, refinance, renew or defease or replace any Indebtedness Incurred pursuant to the provision described in this clause (xiv), not to exceed $200,000,000, at any one time outstanding so long as the Indebtedness exists at the time of purchase described in this clause (xiv) or is created within 270 days thereafter;

(xv)to the extent constituting Indebtedness, obligations arising from any Permitted Bundled Contract Sale or Permitted Equipment Financing Contract Sale and any Guarantee incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of the obligations of the Borrower or any subsidiary to a purchaser arising from a Permitted Bundled Contract Sale or Permitted Equipment Financing Contract Sale;

(xvi)the Incurrence of Acquired Indebtedness or the issuance of Disqualified Stock (or Preferred Stock in the case of a Restricted Subsidiary) by the Company or a Restricted Subsidiary to finance an Acquisition; provided that, after giving effect to the transactions that result in the Incurrence or issuance thereof, either (1) the Fixed Charge Coverage Ratio would be greater than immediately prior to such transactions or (2) the Company would be permitted to Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a);

(xvii)Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xviii)Indebtedness incurred pursuant to a Permitted Foreign Restricted Subsidiary Factoring Facility;

(xix)Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries in an aggregate principal amount, accreted value or face amount and with an aggregate liquidation preference not to exceed $200,000,000 at any one time outstanding, which Indebtedness may be included under a Credit Facility;

(xx)Indebtedness of a Foreign Restricted Subsidiary in an amount not to exceed $100,000,000 at any one time outstanding;

(xxi)Capital Lease Obligations or other Indebtedness arising from any Headquarters Transaction, including any lease of the Headquarters in any Sale and Leaseback Transaction relating thereto; and

(xxii)unsecured Indebtedness, or Indebtedness incurred solely by Liens described in clause (35) of the definition of “Permitted Liens”, maturing within one year of the date of incurrence thereof, and which is incurred to refinance, repay, redeem or repurchase the Timber Notes, which Indebtedness shall be in an aggregate principal amount (or if issued with original issue discount, an aggregate accreted value) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of the Timber Notes plus all accrued interest and premiums (including any premium to be paid in connection with any tender offer, exchange offer or private repurchase), fees, expenses and prepayment penalties Incurred in connection with such refinancing, repayment, redemption or repurchase thereof (such Indebtedness, “Timber Notes Refinancing Indebtedness”).

For purposes of determining compliance with this Section 6.01, in the event that an item, or a portion of such item, taken by itself, of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxii) above or such item is (or portion, taken by itself, would be) entitled to be Incurred pursuant to Section 6.01(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this Section 6.01; provided that all Indebtedness under the ABL Credit Agreement outstanding on the Closing Date shall be deemed to have been Incurred pursuant to clause (i) of Section 6.01(b) and the Initial Term Loans shall be deemed to have been Incurred pursuant to clause (ii) of Section 6.01(b) and, in each case, the Company shall not be permitted to reclassify all or any portion of such Indebtedness under the ABL Credit Agreement or the Initial Term Loans.  Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 6.01.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness.

SECTION 6.02Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

SECTION 6.03Fundamental Changes.

(a)No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) the Borrower and any Loan Party may engage in any merger in which (A) the Borrower or (B) (except in a merger involving the Borrower) such Loan Party other than the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is the other Loan Party, (iii) any Loan Party, other than the Borrower, may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, and (iv) any Loan Party, other than the Borrower, may merge into, or consolidate with, any other Person; provided that (i) any such merger or consolidation is, or the purpose of which is, an investment or acquisition not prohibited by Section 6.09 or a disposition, sale or other transfer not prohibited by Section 6.05 and (ii) with respect to any merger or consolidation of any Loan Party (other than with respect to a disposition permitted by Section 6.05), the surviving entity is a Loan Party.

(b)No Restricted Subsidiary that is not a Loan Party will merge into or consolidate with any other Person that is not a Restricted Subsidiary, or permit any other Person that is not a Restricted Subsidiary to merge into or consolidate with it, unless any such merger or consolidation is, or the purpose of which is to effectuate, an investment or acquisition not prohibited by Section 6.09 or a disposition, sale or other transfer not prohibited by Section 6.05.

SECTION 6.04[Reserved].

SECTION 6.05Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents or property or assets that are used or useful in the business of the Company or a Similar Business, or Capital Stock of any person primarily engaged in a Similar Business if as a result of the acquisition such Person becomes a Restricted Subsidiary; provided that the amount of:

(a)any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent available internal balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Loans or any Loan Guaranty) that are assumed by the transferee of any such assets shall be deemed to be Cash Equivalents for the purposes of this provision;

(b)any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received) shall be deemed to be Cash Equivalents for the purposes of this provision;

(c)any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $50,000,000 at the time of the receipt of such Designated Non-cash Consideration shall be deemed to be Cash Equivalents for the purposes of this provision, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

SECTION 6.06Minimum Liquidity.  If on the last day of any Test Period the Borrower’s Senior Secured Leverage Ratio exceeds 1.50:1.00, then the Borrower shall be required to maintain Liquidity, determined as of the end of the most recently ended fiscal quarter, of at least $400,000,000.

SECTION 6.07[Reserved].

SECTION 6.08[Reserved].

SECTION 6.09Limitation on Restricted Payments.

(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock, including any payment in connection with any merger, amalgamation or consolidation involving the Company (other than (a) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company; or (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(ii)purchase or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent company of the Company or any Restricted Subsidiary held by Persons other than the Company or any Restricted Subsidiary of the Company;

(iii)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Indebtedness of the Company or any Loan Guarantor that is contractually subordinated in right of payment to the Loans or to any Loan Guaranty (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (a) any Indebtedness of the Company or any Loan Guarantor that is contractually subordinated to the Loans or to any Loan Guaranty in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase defeasance, acquisition or retirement; or (b) Indebtedness permitted under clauses (vi) and (viii) of Section 6.01(b); or

(iv)make any Restricted Investment (all such payments and other actions described in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)immediately after giving effect to such transaction on a pro forma basis, (x) the Company could Incur $1.00 of additional Indebtedness under Section 6.01(a) and (y) the Senior Secured Leverage Ratio of the Company for the most recently ended Test Period is less than 1.50:1.00; and

(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (i) of Section 6.09(b), but excluding all other Restricted Payments permitted by Section 6.09(b)), is less than the sum, without duplication, of:

(A)the Retained Excess Cash Flow Amount as of such date of determination, plus

(B)100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since the Closing Date from the issue or sale of Capital Stock of the Company (excluding Refunding Capital Stock, Disqualified Stock and Capital Stock, the proceeds of which Capital Stock are used in the manner described in clause (ix) of Section 6.09(b)), including Capital Stock issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Company), plus

(C)100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash since the Closing Date (other than Refunding Capital Stock and Disqualified Stock), plus

(D)100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any of its Restricted Subsidiaries from:

(I)the sale or other disposition (other than to the Company or one of its Restricted Subsidiaries) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (xvii) of Section 6.09(b)),

(II)the sale (other than to the Company or one of its Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary, or

(III)a distribution or dividend from an Unrestricted Subsidiary, plus

(E)in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the Restricted Investment was made pursuant to clause (xvii) of Section 6.09(b)); plus

(F)the aggregate amount of Declined Proceeds at such time, plus

(G)50% of the net cash proceeds of the AUS/NZ Transaction.

(b)The provisions of Section 6.09(a) shall not prohibit:

(i)the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii)either of:

(1)the payment, repurchase, retirement, redemption, defeasance or other acquisition of any Capital Stock (“Retired Capital Stock”) of the Company or any direct or indirect parent company of the Company or any Indebtedness of the Company or any Restricted Subsidiary that is unsecured or contractually subordinated to the Loans or to any Loan Guaranty in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or any direct or indirect parent company of the Company or contributions to the equity capital of the Company, other than Disqualified Stock or any Capital Stock sold to a Restricted Subsidiary (collectively, including such contributions, “Refunding Capital Stock”) and

(2)the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of Refunding Capital Stock;

(iii)the payment, redemption, repurchase, defeasance or other acquisition of any Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Loans or to any Loan Guaranty made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Restricted Subsidiary which is Incurred in accordance with Section 6.01 so long as:

(1)such Indebtedness has a Weighted Average Life to Maturity at the time it is Incurred which is not less than the shorter of (1) remaining Weighted Average Life to Maturity of the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired (which, for purposes hereof, shall be calculated as though no prepayments which reduce amortization on the Indebtedness being repaid, redeemed, repurchased, defeased or acquired) or (2) 91 days following the Maturity Date,

(2)such Indebtedness has a Stated Maturity which is no earlier than the earlier of (1) the Stated Maturity of the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired or (2) 91 days following the Maturity Date,

(3)to the extent such Indebtedness refinances Indebtedness subordinated to, the right of payment of the Loans or the Loan Guaranty, such new Indebtedness is subordinated, at least to the same extent as the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired, to the right of payment of the Loans or to any Loan Guaranty, as applicable,

(4)such Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate accreted value) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired plus all accrued interest and premiums (including any premium to be paid in connection with any tender offer, exchange offer or private repurchase), fees, expenses and prepayment penalties Incurred in connection with such repayment, redemption, repurchase, defeasance or acquisition, and

(5)such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired;

(iv)the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Company;

(v)any purchase or acquisition from, or withholding on issuance to, any employee of the Company or any Restricted Subsidiary of the Company of Capital Stock of the Company, or Capital Stock of any direct or indirect parent of the Company in order to satisfy any applicable Federal, state or local tax payments in respect of the receipt of such Capital Stock;

(vi)the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(vii)the repurchase, retirement, redemption or other acquisition (or dividends to any direct or indirect parent company of the Company to finance any such repurchase, retirement or other acquisition) for value of Capital Stock of the Company or any direct or indirect parent company of the Company held by any future, present or former employee, director, officer, or consultant (or any spouse, former spouse, executor, administrator, distributee, estate, heir or legatee of, or any entity controlled by any such foregoing Person) of the Company or any direct or indirect parent company of the Company or any other Restricted Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (vii) do not exceed $10,000,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years up to a maximum of $20,000,000 in the aggregate in any calendar year from and after the Closing Date;

(viii)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiaries Incurred in accordance with Section 6.01;

(ix)Restricted Investments acquired in exchange for, or out of the net proceeds of a substantially concurrent issuance of Capital Stock, other than Disqualified Stock, of the Company;

(x)the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;

(xi)[reserved];

(xii)[reserved];

(xiii)purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(xiv)the redemption, repurchase, retirement, defeasance or other acquisition of any Disqualified Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiaries Incurred in accordance with Section 6.01;

(xv)[reserved];

(xvi)payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 6.03;

(xvii)other Restricted Payments in an aggregate amount which, taken together with all other Restricted Payments made pursuant to the provision described in this clause (xvii), does not exceed $10,000,000;

(xviii)the issuance of warrants and options and entrance into similar derivative transactions in connection with the offering of unsecured or unsubordinated convertible debt that is permitted under this Agreement, and settlement of such transactions in accordance with the terms thereof;

(xix)dividends in respect of the Company’s common Capital Stock in aggregate amount not to exceed the lesser of (x) $70,000,000 in any calendar year and (y) $0.10 per issued and outstanding share of the Company’s common Capital Stock, in any calendar year;

provided, that in the case of clauses (xv), (xvii), and (xix) of this Section 6.09(b), no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof.

(c)In determining the extent to which any Restricted Payment may be limited or prohibited by this Section 6.09, the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (i) through (xix) of Section 6.09(b) or among such categories and the types described in Section 6.09(a); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 6.09.

SECTION 6.10Transactions with Affiliates.

(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25,000,000, unless:

(i)such Affiliate Transaction is on terms that are not, taken as a whole, materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; and

(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75,000,000, the Company delivers to the Administrative Agent a resolution adopted in good faith by the majority of the disinterested members of the board of directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)The provisions of Section 6.10(a) shall not apply to the following:

(i)(A) transactions between or among the Company and/or any of its Restricted Subsidiaries and (B) any merger of the Company and any direct parent company of the Company; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(ii)Restricted Payments permitted by Section 6.09 and Permitted Investments;

(iii)the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company, as determined by the board of directors of the Company;

(iv)any agreement or arrangement as in effect as of the Closing Date or any amendment, modification or supplement thereto or any replacement thereof so long as any such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries in any material respect than the original agreement as in effect on the Closing Date or any transaction contemplated by any of the foregoing agreements or arrangements;

(v)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the board of directors or the senior management of the Company, and are on terms that, taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate;

(vi)the issuance or sale of Capital Stock, other than Disqualified Stock, of the Company to any Affiliate or to any director, officer, employee or consultant of the Company, any direct or indirect parent company of the Company or any Subsidiary of the Company;

(vii)the grant of stock options or similar rights to officers, employees, consultants and directors of the Company and, to the extent otherwise permitted under this Agreement, any Restricted Subsidiary, pursuant to plans approved by the board of directors of the Company and the issuance of securities pursuant thereto;

(viii)advances or reimbursements to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(ix)any transactions effected as part of a Qualified Receivables Financing;

(x)any employment, consulting, service or termination agreements, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries, including amounts paid pursuant to employee benefit plans, employee stock option or similar plans, in each case in the ordinary course of business and approved by the board of directors of the Company; and

(xi)any capital contribution made by the Company or a Restricted Subsidiary to a joint venture to the extent otherwise permitted under this Agreement.

SECTION 6.11Restrictive Agreements.  No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations under this Agreement, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to repay loans or advances to any Loan Party or (c) the ability of any Loan Party to Guarantee the Obligations; provided that:

(i)the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,

(ii)the foregoing shall not apply to restrictions and conditions imposed on the Loan Parties or any Restricted Subsidiaries existing on the Closing Date (including, for the avoidance of doubt, any restrictions and conditions imposed on CompuCom Systems, Inc. or its subsidiaries) or to any extension or renewal of, or any amendment or modification that does not materially expand the scope of any such restriction or condition,

(iii)the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of the Borrower, a Restricted Subsidiary or assets pending such sale, provided that, in connection with a sale of a Restricted Subsidiary or of assets, such restrictions and conditions apply only to the Restricted Subsidiary or assets that are to be sold and such sale is permitted hereunder,

(iv)the foregoing shall not apply to any restriction in any agreement of any Person in effect at the time such Person becomes a Restricted Subsidiary so long as such restriction is not entered into in contemplation of such Person becoming a Restricted Subsidiary,

(v)the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness otherwise permitted by this Agreement or otherwise, so long as such restrictions or conditions (x) in the case of clause (a) above, do not impair the rights or benefits of the Administrative Agent, the Collateral Agent or the Lenders with respect to the Collateral (subject to the provisions of the Intercreditor Agreement and any intercreditor arrangements with respect to Collateral which secures the Secured Obligations on a second priority or junior basis, or on a first priority basis in the case of ABL Obligations) or (y) in the case of clause (b) and (c) above do not materially affect the Borrower’s or any Loan Guarantor’s ability to make anticipated principal or interest payments on the Loans,

(vi)the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

(vii)any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, that such restrictions apply only to such Receivables Subsidiary,

(viii)the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements,

(ix)the foregoing shall not apply to purchase money obligations for property acquired and Capital Lease Obligations,

(x)customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business,

(xi)restrictions contained in any agreements or documents governing any Permitted Bundled Contract Sale or Permitted Equipment Financing Contract Sale, and

(xii)restrictions incurred in connection with any Headquarters Transaction or AUS/NZ Transaction.

SECTION 6.12Amendment of Material Documents.  No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness constituting Material Indebtedness or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in each case to the extent any such amendment, modification or waiver would be materially adverse to the Lenders in their capacities as such.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article VII) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in  this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect when made or deemed made (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality);

(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08 or 5.12 or in Article VI;

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document.

(f)any Loan Party or any Restricted Subsidiary shall fail to make any principal payment in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further, that an Event of Default under this paragraph (g) with respect to a default under the ABL Credit Agreement shall not be an Event of Default until such default shall continue unremedied for a period of 60 days after the date of such default (during which period such default is not waived or cured) or until the administrative agent and/or the lenders under the ABL Credit Agreement have caused such Indebtedness to become due or otherwise exercised their remedies as a result of such default;

(h)an involuntary proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition shall be filed (other than against an Immaterial Subsidiary) seeking (A) bankruptcy, liquidation, winding-up, dissolution, reorganization, examination, suspension of general operations or other relief in respect of a Loan Party or any Restricted Subsidiary of a Loan Party its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect, (B) the composition, rescheduling, reorganization, examination, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations of any Loan Party or any Restricted Subsidiary of a Loan Party, (C) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, examiner, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for any Loan Party or any Restricted Subsidiary of a Loan Party or for any substantial part of its assets or (D) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over any substantial part of the assets of any Loan Party or any Restricted Subsidiary of a Loan Party and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) of a Loan Party shall (A) voluntarily commence any proceeding, file any petition, pass any resolution or make any application seeking liquidation, reorganization, administration or other relief under any Insolvency Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article VII, (C) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, custodian, sequestrator, administrator, examiner, conservator or similar official for such Loan Party or any such Restricted Subsidiary of a Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (E) make a general assignment for the benefit of creditors;

(j)any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) of a Loan Party shall admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Restricted Subsidiary of any Loan Party shall fail within 60 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal by proper proceedings diligently pursued;

(l)an ERISA Event or Foreign Plan Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)a Change in Control shall occur;

(n)the Loan Guaranty shall fail to remain in full force or effect or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(o)(i) any Collateral Document shall for any reason fail to create a valid and perfected security interest in any material portion of the Collateral purported to be covered thereby with the priority required by the applicable Loan Documents, except to the extent that any such loss of perfection or priority results from the failure of any Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or other equivalent filings, and except as permitted by the terms of the Intercreditor Agreement, any other intercreditor agreement entered into by any Agent in accordance with this Agreement, or any Collateral Document, or (ii) any Collateral Document shall fail to remain in full force or effect; or

(p)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, that any Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article VII, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent and the Collateral Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to such Administrative Agent or Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01Appointment of Agents.  Each of Goldman Sachs, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association is hereby appointed as Syndication Agent and Bookrunner hereunder, and each Lender hereby authorizes each of Goldman Sachs, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association to act as Syndication Agent and Bookrunner in accordance with the terms hereof and the other Loan Documents.  Goldman Sachs is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Goldman Sachs to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Loan Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan

Documents, as applicable.  The provisions of this Article VIII are solely for the benefit of Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its subsidiaries.  Each Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  As of the Closing Date, no Syndication Agent or Bookrunner shall have any obligations but shall be entitled to all benefits of this Article VIII.   Each of Agent and Bookrunner may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

SECTION 8.03General Immunity.

(a)

No Responsibility for Certain Matters  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or the value or the sufficiency of any Collateral or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.02) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay imposed by Section 362 of the Bankruptcy Code (or any other applicable debtor relief law) that may effect a forfeiture, modification or termination of property of a Defaulting Lender under applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Restricted Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.02).

(c)Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.3 and of Section 8.6 shall apply to any the Affiliates of the Administrative Agent, the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.3 and of Section 8.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent, the Collateral Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.  The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.  Notwithstanding anything in this Agreement or otherwise to the contrary, each of the Lenders hereby authorizes and directs the Administrative Agent and Collateral Agent to, without the consent of any Lender, upon the request of the Borrower (i) amend or modify the Intercreditor Agreement, or enter into any new intercreditor agreement contemplated by this Agreement, in connection with the incurrence of Liens permitted under this

Agreement, and each Lender agrees to be bound by the terms thereof and (ii) amend or modify any other Loan Document to give effect to the entry into of such amendment, modification or new intercreditor agreement, and each Lender agrees to be bound by such amendments or modifications.

SECTION 8.04Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

SECTION 8.05Lenders’ Representations, Warranties and Acknowledgment.

(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Restricted Subsidiaries in connection with the extensions of credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Restricted Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)Each Lender, by delivering its signature page to this Agreement or, an Assignment and Assumption or an Incremental Loan Assumption Agreement and funding its Initial Term Loans on the Closing Date or by the funding of any Incremental Loans, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Incremental Loans.

(c)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Bookrunner and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the letters of credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(d)In addition, (I) unless sub-clause (i) in the immediately preceding clause (c) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (c), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Bookrunner and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)none of the Administrative Agent, any Bookrunner or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent, any Bookrunner or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the letters of credit, the Commitments or this Agreement.

(e)The Administrative Agent and each Bookrunner hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.06Right to Indemnity. Each Lender, in proportion to its pro rata share of the Loans, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement, the other Loan Documents or the use of proceeds thereof; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

SECTION 8.07Successor Administrative Agent and Collateral Agent.

(a)The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and the Borrower and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by the Required Lenders.  The Administrative Agent shall have the right to appoint a national financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the resigning

Administrative Agent, the Required Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent.  If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Required Lenders or Administrative Agent, any collateral security held by the Administrative Agent in its role as Collateral Agent on behalf of the Lenders under any of the Loan Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  Except as provided above, any resignation or removal of Goldman Sachs or its successor as Administrative Agent pursuant to this Section 8.7 shall also constitute the resignation or removal of Goldman Sachs or its successor as Collateral Agent.  After any resigning or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.  Any successor Administrative Agent appointed pursuant to this Section 8.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(b)In addition to the foregoing, the Collateral Agent may resign at any time by giving prior written notice thereof to Lenders, and the Loan Parties, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Loan Parties and Collateral Agent signed by Required Lenders.  The Administrative Agent shall have the right to appoint a national financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders.  Upon any such notice of resignation or any such removal, Required Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent.  Until a successor Collateral Agent is so appointed by Required Lenders or Administrative Agent, any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Collateral Documents, and the resigning or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents.  After any resigning or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

SECTION 8.08Collateral Documents.

(a)Agents under Collateral Documents.  Each Credit Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of the Credit Parties, to be the agent for and representative of the Credit Parties with respect to the Collateral and the Collateral Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of any Secured Bank Services Obligations or Secured Swap Obligations.  Without further written consent or authorization from any Credit Party, the Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.02) have otherwise consented or (ii) release any Loan Guarantor from the Loan Guaranty in connection with a sale or disposition or all of the Capital Stock of such Loan Guarantor permitted by this Agreement or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.02) have otherwise consented.

(b)Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Credit Party hereby agree that (i) no Credit Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Credit Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Credit Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k) or Section 1129(b)(2)(a)(ii) of the Bankruptcy Code or otherwise), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Credit Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c)Rights under Swap Agreements.  No Swap Agreement will create (or be deemed to create) in favor of any Credit Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under the Loan Documents except as expressly provided in the Loan Documents.  By accepting the benefits of the Collateral each Credit Party in respect of the Secured Swap Obligations or Secured Bank Services Obligations shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Credit Party, subject to the limitations set forth in this clause (c). Each Bank Service Provider and Secured Swap Provider by acceptance of the benefits of the provisions of the Loan Guaranty and the Collateral appoints the Collateral Agent as its agent under the applicable Loan Documents and agrees to be bound by the provisions of Sections 8.02 and 8.05 as if it were a Lender.  No Bank Service Provider or Secured Swap Provider that obtains the benefit of this Agreement, any Loan Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as the Administrative Agent, the Collateral Agent or as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent and the Collateral agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Bank Services Agreement and Secured Swap Agreements.

(d)The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.09Withholding Taxes. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limitation or duplication of the provisions of Section 2.19, if the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off an apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.09.

SECTION 8.10Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code (or any other applicable Insolvency Law) relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Article II and Sections 9.02 allowed in such judicial proceeding); and

(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article II and Section 9.02.  To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Section 9.02 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE IX

Miscellaneous

SECTION 9.01Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone or an Electronic System (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)if to any Loan Party, to the Borrower at:

Office Depot, Inc.
6600 North Military Trail
Boca Raton, FL 33496
Attention:  Vice President and Treasurer
Telephone:  561‑438‑3796
Facsimile:  561‑438‑3353

with a copy to the General Counsel
6600 North Military Trail
Boca Raton, FL 33496
Telephone:  561‑438‑1837

(ii)if to the Administrative Agent or the Collateral Agent, to:

Goldman Sachs Lending Partners LLC

200 West St

New York, NY  10282

Attention:  Joshua Desai
Email:  Joshua.Desai@ny.ibd.email.gs.com
Telephone: 212-357-1706

With copy to:

Goldman Sachs Lending Partners LLC

200 West Street, 16th Floor

New York, NY 10282

Attention: SBD Operations

Fax: 212-428-9270

Email for Borrowing Requests and Interest Election Requests:

gs-sbdagency-borrowernotices@ny.email.gs.com

(iii)if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through an Electronic System to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic System (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by an Electronic System electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)Electronic Systems.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic System and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02Waivers; Amendments.

(a)No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (to the extent it is a party to such Loan Document) and each Loan Party that is a party thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, (iv) change Section 2.16, 2.18(c) or any other provision requiring ratable repayments or prepayments in a manner that would alter the manner in which payments are shared or the relative priorities of such payments, in each case, without the written consent of each

Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all of the Loan Guarantors from their obligations under their respective Loan Guaranties (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (vii) except as provided in paragraph (c) of this Section 9.02 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (viii) subordinate the Obligations in right of payment to any other Indebtedness or (ix) except in connection with the amendment or modification of the Intercreditor Agreement or any entry into any other intercreditor agreement contemplated by this Agreement in connection with the incurrence of any Liens permitted to be incurred under this Agreement, subordinate the Liens securing the Obligations to any other Liens without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received, at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(c)The Lenders hereby irrevocably authorize the Collateral Agent to, and the Collateral Agent shall, at the request of the Borrower, take actions and enter into documentation in connection with the release of any Liens granted to the Collateral Agent by the Loan Parties on any Collateral (i) upon the occurrence of the Termination Date, (ii) constituting property being sold or disposed of (to a Person that is not a Loan Party) in a Transaction permitted by this Agreement if the Loan Party disposing of such property certifies to the Collateral Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property not owned by a Loan Party leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies by the Collateral Agent or the Lenders pursuant to Article VII, (v) if such Liens were granted by a Loan Guarantor (other than the Borrower) that is released from the Loan Guaranty in accordance with Section 10.12, (vi) any asset becoming an Excluded Asset (as such term is defined in the Security Agreement) or (vii) upon the release of anyLien on any Collateral that is ABL Priority Collateral to the extent required by Section 4.2 of the Intercreditor Agreement.  The Lenders hereby irrevocably authorize the Administrative Agent, and the Administrative Agent shall, at the request of the Borrower, release any Loan Guarantor (other than the Borrower) from its obligation under its Loan Guaranty in accordance with Section 10.12.  Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Any execution and delivery by the Administrative Agent or Collateral Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d)Notwithstanding anything in this Agreement or otherwise to the contrary, each of the Lenders hereby authorizes and directs the Administrative Agent and Collateral Agent to, without the consent of any Lender, upon the request of the Borrower (i) amend or modify the Intercreditor Agreement, or enter into any new intercreditor agreement, in connection and (ii) amend or modify any other Loan Document to give effect to the entry into of such amendment, modification or new intercreditor agreement, in each case as set forth in Section 8.03, and each Lender agrees to be bound by such amendments or modifications.

(e)In connection with any release of Collateral pursuant to this Section 9.02 or any other release of Collateral in connection with any sale or disposition of Collateral permitted under this Agreement to a Person that is not a Loan Party, the Administrative Agent or the Collateral Agent, upon receipt of any certificates or other documents reasonably requested by it to confirm compliance with this Agreement, shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release.

(f)Notwithstanding anything in this Agreement or otherwise to the contrary, each of the Lenders hereby authorizes and directs the Administrative Agent and Collateral Agent to, without the consent of any Lender, upon the request of the Borrower, enter into any amendment as contemplated by Section 2.07(b), 2.23 or 2.24.

SECTION 9.03Expenses; Indemnity; Damage Waiver.

(a)Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Bookrunner and their respective Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, the Collateral Agent and each Bookrunner (limited, in the absence of an actual conflict of interest, to one counsel in each relevant jurisdiction), as the case may be, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent, any Bookrunner or any Lender, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for any Agent or any Lender (limited, in the absence of an actual conflict of interest, to one counsel in each relevant jurisdiction), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.  Expenses being reimbursed by the Borrower under this Section include, without limiting the generality of the foregoing, reasonable and documented costs and expenses incurred in connection with:

(i)fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens of the Collateral Agent;

(ii)sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(iii)costs and expenses of preserving and protecting the Collateral.

(b)The Borrower shall indemnify the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related reasonable and documented expenses, including the reasonable and documented fees, charges and disbursements of any outside counsel for any Indemnitee (limited, in the absence of an actual conflict of interest, to one counsel in each relevant jurisdiction for all Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of their Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of their Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or material breach of its obligations under any Loan Document of such Indemnitee or any of its Related Parties; provided, further, that no Indemnitee will be indemnified for any such cost, expense or liability to the extent arising from any dispute solely among Indemnitees, other than claims against Agent in such capacity in connection with fulfilling any such roles.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to such Agent such Lender’s pro rata share (determined based on the principal amount of Loans outstanding as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(d)To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (other than a Disqualified Institution); and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof; and

(ii)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(c)Assignments shall be subject to the following additional conditions:

(i)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption or to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together, in each case, with a processing and recordation fee of $3,500 to be paid by the assignee or the assignor; provided that, notwithstanding the foregoing, no Assignment and Assumption shall be required in connection with any purchase and sale of any Loans held by any Non-Consenting Lender pursuant to Section 2.20(a)(iv); and

(iv)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.

(d)Subject to acceptance and recording thereof pursuant to paragraph (c)(iii) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section 9.04.

(e)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c)(iii) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g)(i)  Any Lender may, without the consent of the Borrower or any Agent, sell participations to one or more banks or other entities (a “Participant”), other than any natural person or, to the extent that the list of Disqualified Institutions has made available to each Lender, any Disqualified Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this

Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (g)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.15 and 2.19 (subject to the requirements and limitations of such Sections (it being understood that the documentation required under Section 2.19(e) shall be delivered solely to the participating Lender))  to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related  interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant, or any information relating to a Participant’s interest in any Loan or other obligation under this Agreement) to any Person except to the extent such disclosure is necessary to establish that a Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in a Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(h)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.

(j)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public-side” Lenders or (B) provide the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time to each Lender requesting the same.

(k)Notwithstanding anything to the contrary in this Agreement, including Section 2.16 or Section 2.17 (which provisions shall not be applicable hereto), any of Borrower or its Subsidiaries may purchase by way of assignment and become an assignee with respect to Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”);

provided, that, in respect of any Permitted Loan Purchase, (i) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished and Borrower shall, upon consummation of any Permitted Loan Purchase, notify Agent that the Register be updated to record such event as if it were a prepayment of such Loans purchased by the Borrower, (ii) no Event of Default has occurred and is continuing at the time of such Permitted Loan Purchase and (iii) no Permitted Loan Purchase shall be funded with the proceeds of Indebtedness incurred under any revolving credit facility (including, without limitation, the ABL Credit Agreement).

SECTION 9.05Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date.  The provisions of Sections 2.13, 2.16, 2.19 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Loan Guarantor against any and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Guarantor shall be applied to any Excluded Swap Obligations of such Loan Guarantor.  The applicable Lender shall promptly notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09Governing Law; Jurisdiction; Consent to Service of Process.

(a)The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York.

(b)Each party hereto (including each Credit Party) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any US Federal or New York State court sitting in the Borough of Manhattan, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto (including each Credit Party) hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, (i) each Credit Party acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan, New York and (ii) nothing in this Agreement shall be deemed or operate to preclude the Administrative Agent or the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral, or to enforce a judgment or other court order in favor thereof.

(c)Each party hereto (including each Credit Party) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09.  Each party hereto (including each Credit Party) hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or (i) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers or market data collectors, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON‑PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON‑PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON‑PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON‑PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO

MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON‑PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

SECTION 9.13Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) hereby notifies the Borrower that pursuant to the requirements of such Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and addresses of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with such Act.  The Loan Parties acknowledge that the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby.  The Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent.  Each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

SECTION 9.15Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens (in each case for the benefit of the Agents and the Lenders) in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent and, promptly upon the request of the Administrative Agent, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the instructions of the Collateral Agent.

SECTION 9.17Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18Waiver of Immunity.  To the extent that the Borrower has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Borrower hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable Requirements of Law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.18 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.19[Reserved].

SECTION 9.20Conflicts.  In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall, to the extent of such conflict, prevail.

SECTION 9.21Release of Liens.

(a)The Liens on any applicable Collateral shall automatically be released in connection with the applicable events described in clauses (i), (ii), (iii), (v) and (vi) of Section 9.02(c)

SECTION 9.22[Reserved].

SECTION 9.23[Reserved].

SECTION 9.24Specified Tax Restructuring Transactions.  Notwithstanding anything to the contrary contained in this Agreement (including Article V or VI) or any other Loan Document, each Specified Tax Restructuring Transaction shall, to the extent not otherwise permitted under this Agreement or any other Loan Document, be permitted.

SECTION 9.25Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.26Marketing Consent. The Borrower hereby authorizes Goldman Sachs and its affiliates, at their respective sole expense, but without any prior approval by the Borrower, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion.  The foregoing authorization shall remain in effect unless and until the Borrower notifies Goldman Sachs in writing that such authorization is revoked.

SECTION 9.27Acknowledgments.  Each Loan Party hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

ARTICLE X

Loan Guaranty

SECTION 10.01Guaranty.  Each Loan Guarantor and any of its successors or assigns (other than those that have delivered a separate Loan Guaranty) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees, to the extent permissible under the laws of the country in which such Loan Guarantor is located or organized, to the Lenders and the Agents (collectively, the “Guaranteed Parties”) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any other Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”).  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

If any payment by a Loan Guarantor or any discharge given by a Guaranteed Party (whether in respect of the obligations of any Loan Guarantor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:  (a) the liability of each Loan Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Guaranteed Party shall be entitled to recover the value or amount of that security or payment from each Loan Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

The obligations of each Loan Guarantor under this Article X will not be affected by an act, omission, matter or thing which, but for this Article X, would reduce, release or prejudice any of its obligations under this Article X (without limitation and whether or not known to it or any Guaranteed Party) including:  (a) any time, waiver or consent granted to, or composition with, any Loan Guarantor or other person; (b) the release of any other Loan Guarantor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Loan Guarantor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Loan Guarantor or any other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Loan Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or (g) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceedings.

Without prejudice to the generality of the above, each Loan Guarantor expressly confirms, as permissible under applicable law, that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any amount made available under any of the Loan Documents for the purposes of or in connection with any of the following:  acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new Borrower; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

Each Loan Guarantor waives any right it may have of first requiring any Guaranteed Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Loan Guarantor under this Article X.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Guaranteed Party.

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Loan Guarantor.

SECTION 10.02Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require any Agent or any Lender to sue the Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03No Discharge or Diminishment of Loan Guaranty.

(a)Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by:  (i) the failure of any Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any other

Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  The Collateral Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents and the Lenders.

SECTION 10.06Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents and the Lenders are in possession of this Loan Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08Termination.  This Loan Guaranty shall automatically terminate as to each Loan Guarantor on the Termination Date.

SECTION 10.09Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any corporate law, or any Insolvency Laws, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability.”  This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law.  Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.10Contribution.  In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.12Release of Guarantors.  The Administrative Agent will release, upon request of the Borrower, any Loan Guarantor (other than the Borrower) of its obligations under this Loan Guaranty and any other Loan Document if (i) such Loan Guarantor ceases to be a Subsidiary of the Borrower as a result of a transaction permitted under this Agreement or (ii) such Loan Guarantor becomes an Excluded Subsidiary.